Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CLICK COMMERCE, INC.

OPT ACQUISITION INC.,

DAVID SIMBARI,

as representative,

AND

OPTUM, INC.

Dated as of February 7, 2005

TABLE OF CONTENTS

Article 1	DEFINITIONS
1.1	Definitions.

Article 2	THE MERGER
2.1	The Merger.
2.2	Closing.
2.3	Conversion of Company Stock.
2.4	Mechanics of Exchange.
2.5	Escrow Fund.
2.6	Dissenting Stockholders.
2.7	Dividends.
2.8	Withholding Rights.
2.9	Additional Action.
2.10	No Further Rights of Transfers.
2.11	Certificate of Incorporation of the Surviving Corporation.
2.12	By-laws of the Surviving Corporation.
2.13	Directors and Officers of the Surviving Corporation.
2.14	Working Capital Adjustment.

Article 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Due Organization, Good Standing and Corporate Power.
3.2	Authorization and Validity of this Agreement.
3.3	Capitalization.
3.4	Consents and Approvals; No Violations.
3.5	Company Financial Statements.
3.6	Absence of Certain Changes or Events.
3.7	Title to Properties; Encumbrances.
3.8	Compliance with Laws.
3.9	Litigation.
3.10	Employee Benefit Plans.
3.11	Employment Relations and Agreements.
3.12	Taxes.
3.13	Intellectual Property.
3.14	Broker’s or Finder’s Fee.
3.15	Certain Contracts and Arrangements.
3.16	Environmental Laws and Regulations.
3.17	Insurance.
3.18	Working Capital; Accounts Receivable.
3.19	Inventories.
3.20	Suppliers and Customers.
3.21	Bank Accounts and Powers of Attorney.
3.22	Disclosure.
3.23	Related Party Transactions.
3.24	Non-Disclosure Agreements.

Article 4	REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
4.1	Due Organization, Good Standing and Corporate Power.
4.2	Authorization and Validity of Agreements.
4.3	Capitalization; Issuance of Shares.
4.4	Consents and Approvals; No Violations.
4.5	Commission Documents; Securities Law Compliance.
4.6	Broker’s or Finder’s Fee.
4.7	Ownership of Sub and Sub’s Operations.
4.8	Litigation.
4.9	Absence of Certain Changes or Events.

Article 5	TRANSACTIONS PRIOR TO CLOSING DATE
5.1	Access to Information Concerning Properties and Records.
5.2	Conduct of the Business of the Company Pending the Closing Date.
5.3	Company Stockholders’ Approval.
5.4	Commercially Reasonable Efforts.
5.5	Notification of Certain Matters.
5.6	Stock Option and Other Plans.
5.7	Company Warrants.
5.8	Public Announcements.
5.9	Registration.
5.10	Financial Statements.
5.11	Employee and Employee Benefits Matters.
5.12	NASDAQ Listing.
5.13	Satisfaction of Company Obligations.
5.14	Acquisition Proposals.
5.15	Post-Closing Merger.
5.16	Severance Payments.

Article 6	CONDITIONS PRECEDENT
6.1	Conditions Precedent to Each Party’s Obligation to Effect the Merger.
6.2	Additional Conditions to Obligations of the Company.
6.3	Additional Conditions to the Obligations of Parent and Sub.

Article 7	TERMINATION AND ABANDONMENT
7.1	Termination.
7.2	Effect of Termination.

Article 8	THE REPRESENTATIVE
8.1	Representative of the Company Stockholders; Power of Attorney.
8.2	Actions of the Representative.

Article 9	INDEMNIFICATION
9.1	Survival.
9.2	Indemnification.
9.3	Indemnification Procedure.
9.4	Payment of Claims.
9.5	Third Party Claims.
9.6	Limitations of Liability.
9.7	Indemnification for Taxes.
9.8	Exclusive Remedy.
9.9	Characterization of Indemnity Payments.

Article 10	MISCELLANEOUS
10.1	Fees and Expenses.
10.2	Representations and Warranties.
10.3	Extension; Waiver.
10.4	Notices.
10.5	Entire Agreement.
10.6	Binding Effect; Benefit; Assignment.
10.7	Amendment and Modification.
10.8	Further Actions.
10.9	Headings.
10.10	Counterparts.
10.11	Facsimile Signatures.
10.12	Applicable Law; Waiver of Jury Trial.
10.13	Severability.
10.14	Interpretation.

Exhibits

Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Opinion of Counsel to Parent
Exhibit C	Form of Opinion of Counsel to the Company
Exhibit D	Form of Letter of Transmittal
Exhibit E	Cashed Company Stockholders

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 7, 2005 (this “Agreement”), by and among CLICK COMMERCE, INC., a corporation organized under the laws of Delaware (“Parent”), OPT ACQUISITION INC., a corporation organized under the laws of Delaware and an indirect wholly owned subsidiary of Parent (“Sub”), OPTUM, INC., a corporation organized under the laws of Delaware (the “Company”) and David Simbari, solely in the capacity of representative of the Company Stockholders and not in a personal capacity (the “Representative”).  Parent, Sub, the Company and the Representative are herein referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Parent, Sub and the Company have determined that the acquisition of the Company by Parent pursuant to the Merger (as defined below) and on the terms and conditions set forth in this Agreement is advisable and in the best interests of their respective corporations and stockholders and consistent with and in furtherance of their respective business strategies and goals, and consequently have approved the Merger and this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, certain holders of Company Stock are entering into a voting agreement of even date herewith, with the Parent; and

WHEREAS, in order to effectuate the foregoing, upon the terms and subject to the conditions of this Agreement the acquisition will be consummated through a merger of the Sub with and into the Company, with the Company being the surviving entity, or in such other manner as the Parties shall agree (the “Merger”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

1.1                                 Definitions.  When used in this Agreement, the following terms have the respective meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

“Acquisition Proposal” shall have the meaning set forth in Section 5.14(a).

“Adjustment Amount” has the meaning set forth in Section 2.14(a)

“Affiliate” of any Person means any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that for the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

“Aggregate Series H Liquidation Preference” means the amount equal to $2.94 times the number of shares of Company Series H Preferred Stock outstanding at the Effective Time.

“Aggregate Series I Liquidation Preference” means the amount equal to $2.00 times the number of shares of Company Series I Preferred Stock outstanding at the Effective Time.

“Agreement” has the meaning set forth in the preamble hereto.

“Allowed Delay” has the meaning set forth in Section 5.9(h).

“Alternative Efforts” shall have the meaning set forth in Section 5.14(a).

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Chicago, Illinois.

“Balance Sheet Date” has the meaning set forth in Section 3.5(b).

“Cash Escrow Fund” has the meaning set forth in Section 2.5.

“Cash Merger Consideration” means, upon consummation of the Merger, the cash consideration, if any, which a Company Stockholder shall be entitled to receive pursuant to the terms of Section 2.3.

“Cashed Company Stockholder” means those Company Stockholders set forth on Exhibit E.

“Certificate of Merger” has the meaning set forth in Section 2.1(a).

“Certificates” means the stock certificates representing the Company Stock.

“Claim Notice” has the meaning set forth in Section 9.3.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Working Capital” has the meaning set forth in Section 2.14.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Charter” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof.

“Company Common Stock” means the fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Company.

“Company Disclosure Letter” has the meaning set forth in Section 3.

“Company Indemnitees” has the meaning set forth in Section 9.2(b).

“Company Options” mean outstanding stock options and other rights (other than the Company Warrants) exercisable or exchangeable for, or convertible into, Company Stock heretofore granted or issued under any of the Company Option Plans or otherwise.

“Company Option Plans” means all incentive stock option, stock option and stock issuance plans of the Company.

“Company Preferred Stock” means, in aggregate, the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock, the Company Series D Preferred Stock, the Company Series D(1) Preferred Stock, the Company Series E Preferred Stock, the Company Series F Preferred Stock, the Company Series G Preferred Stock, the Company Series H Preferred Stock and the Company Series I Preferred Stock.

“Company Property” means any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by the Company or its Subsidiaries.

“Company Series A Preferred Stock” means the fully paid and nonassessable shares of Series A Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series B Preferred Stock” means the fully paid and nonassessable shares of Series B Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series C Preferred Stock” means the fully paid and nonassessable shares of Series C Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series D Preferred Stock” means the fully paid and nonassessable shares of Series D Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series D(1) Preferred Stock” means the fully paid and nonassessable shares of Series D(1) Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series E Preferred Stock” means the fully paid and nonassessable shares of Series E Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series F Preferred Stock” means the fully paid and nonassessable shares of Series F Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series G Preferred Stock” means the fully paid and nonassessable shares of Series G Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series H Preferred Stock” means the fully paid and nonassessable shares of Series H Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series I Preferred Stock” means the fully paid and nonassessable shares of Series I Preferred Stock, par value $0.0001 per share, of the Company.

“Company Stock” means, in aggregate, the Company Common Stock and the Company Preferred Stock.

“Company Stockholders” means the holders of shares of Company Stock.

“Company Stockholders’ Meeting” has the meaning set forth in Section 5.3.

“Company Transaction Expenses” has the meaning set forth in Section 5.13.

“Company Warrants” means the warrants to purchase Company Common Stock listed on Schedule 3.3(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Parent and the Company with respect to the transactions contemplated by this Agreement.

“Continuing Employees” has the meaning set forth in Section 5.11.

“Contracts” has the meaning set forth in Section 3.15.

“Control” means direct ownership of stock possessing at least eighty percent of the total combined voting power of all classes of stock entitled to vote and at least eighty percent of the total number of shares of each other class of stock of any corporation, provided that a Person is not considered to own voting stock if a third party, other than an agent of such Person, has the right to vote or control the voting of such stock.

“DGCL” means the General Corporation Law of Delaware.

“Dissenting Stockholders” has the meaning set forth in Section 2.6.

“Effective Time” has the meaning set forth in Section 2.1(a).

“Employee Benefit Plans” has the meaning set forth in Section 3.10(a).

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” means any Law relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic under such Environmental Law.

“ERISA” has the meaning set forth in Section 3.10(a).

“Escrow Agent” means the escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement among Parent, the Company, the Representative and the Escrow Agent, substantially in the form of Exhibit A.

“Escrow Fund” has the meaning set forth in Section 2.5.

“Escrow Release Date” has the meaning set forth in Section 2.5.

“Estimated Adjustment Amount” has the meaning set forth in Section 2.14.

“Excess Company Transaction Expenses” has the meaning set forth in Section 5.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fee Certificate” has the meaning set forth in Section 6.3(c).

“Final Adjustment Amount” has the meaning set forth in Section 2.14.

“FY04 Unaudited Financial Statements” has the meaning set forth in Section 3.5(a).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Entity” means any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

“Immigration Laws” has the meaning set forth in Section 3.11.

“Indebtedness” means all obligations of the Company for borrowed money (including any overdraft), any debenture, bond, note or other similar instrument; any receivable sold or discounted (otherwise than on a non-recourse basis); the purchase price of any asset or service to the extent payable by the Company or its Subsidiaries after the time of sale or delivery to the Company or its Subsidiaries, where the deferred payment is arranged as a method of raising finance or paid more than six months after the sale or delivery date; any finance lease, credit sale or conditional sale agreement; or any guarantee of the foregoing types of indebtedness of any Person.

“Indemnified Party” has the meaning set forth in Section 9.3(a).

“Indemnifying Party” has the meaning set forth in Section 9.3(a).

“Intellectual Property” means any U.S. and non-U.S. (i) patents and patent applications, (ii) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks, (iii) registered and unregistered copyrights and mask works, and applications for registration thereof, (iv) internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites, (v) trade secrets and proprietary information not otherwise listed in (i) through (iv) above, including unpatented inventions, invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded and (vi) any goodwill associated with any of the foregoing.

“IRS” means the United States Internal Revenue Service or any successor entity thereof.

“Knowledge” means, when referring to the Company, the actual knowledge of David Simbari, Peter Harker, Kevin Hart, Nick Lapko or Charles Rafferty, and when referring to Parent, the actual knowledge of Michael W. Ferro, Jr., Michael W. Nelson, Justin Dearborn or Nancy Koenig.

“Law” means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process or administrative interpretation thereof and any court or arbitrator’s ruling, order or process.

“Lien” has the meaning set forth in Section 3.3.

“Losses” has the meaning set forth in Section 9.2(a).

“Market Price” means $16.04, which the average of the last per share sale prices of Parent Common Stock as reported by Nasdaq (adjusting both the number of shares and price of shares as may be necessary to account for any actual or pending stock split) over a period of thirty (30) consecutive trading days ending on the third Business Day prior to the Closing.

“Material Adverse Effect,” with respect to any Person, means any event, change, occurrence, effect, violation or circumstance that has had, or is reasonably likely to have, a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereby or thereby on a timely basis or (ii) the assets, business, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, except that none of the following shall be deemed in themselves to constitute a Material Adverse Effect (a) any changes in laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities that do not disproportionately affect the Person or any of its Subsidiaries, (b) any changes in general economic conditions that do not disproportionately affect the Person or any of its Subsidiaries and (c) any changes in the industry in which the Person operates that do not disproportionately affect the Person or any of its Subsidiaries; provided however, that in determining whether a Material Adverse Effect in respect of the Company has occurred, the effect of any loss of customers by the Company or its Subsidiaries as a result of any announcement or the consummation of the transactions contemplated hereby will not be considered.

“Material Contracts” has the meaning set forth in Section 3.15.

“Merger” has the meaning set forth in the third recital of this Agreement.

“Merger Consideration” means, upon consummation of the Merger, the consideration, if any, which a Company Stockholder shall be entitled to receive pursuant to the terms of Section 2.3.

“Most Recent Balance Sheet” has the meaning set forth in Section 3.5(b).

“Multiemployer Plan” means a “multiemployer pension plan” (as defined in Section 4001(a)(3) of ERISA) or subject to Section 302 of ERISA.

“NLRB” has the meaning set forth in Section 3.11.

“Objection Notices” has the meaning set forth in Section 9.3(b).

“Ownership Representations” has the meaning set forth in Section 9.6(a)(ii).

“Parent” has the meaning set forth in the preamble hereto.

“Parent Balance Sheet” has the meaning set forth in Section 4.5.

“Parent Commission Filings” means any forms, reports, schedules, statements, registration statements and other documents filed by Parent or its Subsidiaries pursuant to the federal securities laws and the Commission’s rules and regulations, including those filed after the date hereof.

“Parent Common Stock” means the common stock, par value $0.001 per share, of the Parent.

“Parent Financials” has the meaning set forth in Section 4.5.

“Parent Indemnitees” has the meaning set forth in Section 9.2(a).

“Parent Stockholders” means the holders of Parent Common Stock.

“Party” and “Parties” have the meanings set forth in the preamble of this Agreement.

“PBGC” means Pension Benefit Guaranty Corporation.

“Permit” has the meaning set forth in Section 3.8(b).

“Permitted Liens” means (i) Liens for taxes not yet due and payable, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (iv) in the case of real property, zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere in any material respect with the present use or occupancy of the affected parcel by the Company (B) have more than an immaterial effect on the value thereof or its use or (C) would impair the ability of such parcel to be sold for its present use.

“Permitted Transfer” means the transfer of Parent Common Stock by a Company Stockholder (i) if such Company Stockholder is a corporation, partnership or limited liability company, to a director, officer, partner, manager or member thereof, or to an entity controlling, controlled by or under common control with such Company Stockholder and (ii) if such Company Stockholder is a natural person, to such Company Stockholder’s parent, sibling, spouse, or the descendants of any of them, or to an entity formed by or for the benefit of such Company Stockholder or such relatives; provided that the transferee agrees to be bound by the transfer restrictions contained in Section 2.4(e).

“Person” means and includes an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.

“Pre-Closing Period” has the meaning set forth in Section 3.12(b).

“Professional Fees” has the meaning set forth in Section 10.1.

“Registration Statement” has the meaning set forth in Section 5.9(a).

“Representative” has the meaning set forth in the preamble.

“Resolved Claims” has the meaning set forth in Section 9.3(c).

“Returns” has the meaning set forth in Section 3.12(a).

“Section 5.9 Indemnified Party” has the meaning set forth in Section 5.9(d).

“Section 5.9 Indemnifying Party” has the meaning set forth in Section 5.9(d).

“Securities Act” means the Securities Act of 1933, as amended.

“Separate Financial Statements” has the meaning set forth in Section 3.5(a).

“Series H Closing Stock Consideration” has the meaning set forth in Section 2.3(b).

“Series H Merger Consideration Percentage” means the quotient obtained by dividing the Series H Merger Consideration Value by the Total Merger Consideration Value.

“Series H Merger Consideration Value” has the meaning set forth in Section 2.3(a).

“Series H Option Shares: has the meaning set forth in Section 2.3(f).

“Series H Preference Amount” means the Aggregate Series H Liquidation Preference as of March 11, 2002.

“Series I Closing Stock Consideration” has the meaning set forth in  Section 2.3(c).

“Series I Merger Consideration Percentage” means the quotient obtained by dividing the Series I Merger Consideration Value by the Total Merger Consideration Value.

“Series I Merger Consideration Value” has the meaning set forth in Section 2.3(a).

“Series I Multiple” meanings the product of $2.00 times the number of shares of Company Series I Preferred Stock outstanding at the Effective Time.

“Statement of Adjustment Amount” has the meaning set forth in Section 2.14.

“Stock Escrow Fund” has the meaning set forth in Section 2.5.

“Stock Merger Consideration” means that number of shares of Parent Common Stock equal to fifteen percent (15%) of the issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time, less 20,512 shares of Parent Common Stock, and less that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Estimated Adjustment Amount by the Market Price.

“Stock Merger Consideration Value” means the Stock Merger Consideration multiplied by the Market Price.

“Straddle Period” has the meaning set forth in Section 9.7(b).

“Stub Unaudited Financial Statements” has the meaning set forth in Section 3.5(b).

“Sub” has the meaning set forth in the preamble hereto.

“Subsidiary,” with respect to any Person, means and includes (i) any partnership of which such Person or any of its Subsidiaries is a general partner or (ii) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote fifty percent (50%) or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

“Superior Acquisition Proposal” has the meaning set forth in Section 5.14(b).

“Surviving Corporation” has the meaning set forth in Section 2.1(b).

“Taxes” has the meaning set forth in Section 3.12(a).

“Total Closing Stock Consideration” means, in aggregate, the Series H Closing Stock Consideration and the Series I Closing Stock Consideration.

“Total Merger Consideration Value” means the Stock Merger Consideration Value plus the Cash Merger Consideration.

“Transaction Documents” means this Agreement and the Escrow Agreement.

“Transfer” has the meaning set forth in Section 2.4(e).

“VEBAs” has the meaning set forth in Section 3.10(a).

“WARN” has the meaning set forth in Section 3.11.

ARTICLE 2

THE MERGER

2.1                                 The Merger.

(a)                                  Upon the terms and subject to the conditions of this Agreement, at the Closing, a certificate of merger (the “Certificate of Merger”) shall be duly prepared, executed and acknowledged by Sub and the Company in accordance with the DGCL and shall be filed with the Secretary of State of Delaware in accordance with the provisions of the DGCL.  The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Parent and the Company).  The date and time when the Merger shall become effective is hereinafter referred to as the “Effective Time.”

(b)                                 Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Sub shall be merged with and into the Company, and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the “Surviving Corporation”).

(c)                                  From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL.

2.2                                 Closing.  Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article 7, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger (the “Closing”) shall take place at 10:00 A.M. Eastern Standard Time at the offices of McDermott, Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois, on February 7, 2005, or at such other date, time or place as the Parties shall agree in writing.  Such date is herein referred to as the “Closing Date”.

2.3                                 Conversion of Company Stock.

(a)                                  Series H and Series I Merger Consideration Value.  The Series H Merger Consideration Value and Series I Merger Consideration Value shall be determined as follows:

(i)                                     the Series H Merger Consideration Value shall be equal to the product of (a) the Total Merger Consideration Value, multiplied by (b) a fraction, (i) the numerator of which shall be the Series H Preference Amount, and (ii) the denominator of which is equal to the sum of (x) the Series H Preference Amount plus (y) the Series I Multiple; and

(ii)                                  the Series I Merger Consideration Value shall be equal to the product of (a) the Total Merger Consideration Value, multiplied by (b) a fraction (i) the numerator of which shall be the Series I Multiple, and (ii) the denominator of which is equal to the sum of (x) the Series H Preference Amount plus (y) the Series I Multiple.

(b)                                 Conversion of Company Series H Preferred Stock.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party, but subject to Sections 2.3(j), 2.5 and 2.6 each share of the Company Series H Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Dissenting Stockholders and shares held in the Company’s treasury) held by a Company Stockholder other than a Cashed Company Stockholder shall be converted into and represent the right to receive:

(i)                                     that number of shares of Parent Common Stock equal to (A) eighty percent (80%) of the quotient obtained by dividing (1) the Series H Merger Consideration Value by (2) the Market Price (the “Series H Closing Stock Consideration”), then dividing by (B) the number of shares of Company Series H Preferred Stock outstanding immediately prior to the Effective Time; and

(ii)                                  the right to receive that number of shares of the Parent Common Stock from the Escrow Fund established pursuant to Section 2.5, if and when such shares become distributable from such Escrow Fund to the Company Stockholders in accordance with the terms of this Agreement and the Escrow Agreement, equal to (A) the product obtained by multiplying (1) the number of any such shares of Parent Common Stock distributed from the Escrow Fund by (2) the quotient obtained by dividing (a) the Series H Closing Stock Consideration by (b) the Total Closing Stock Consideration, then dividing by (B) the number of shares of Company Series H Preferred Stock outstanding immediately prior to the Effective Time.

(c)                                  Conversion of Company Series I Preferred Stock.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party, but subject to Sections 2.3(j), 2.5 and 2.6 each share of the Company Series I Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Dissenting Stockholders and shares held in the

Company’s treasury), held by a Company Stockholder other than a Cashed Company Stockholder shall be converted into and represent the right to receive:

(i)                                     that number of shares of Parent Common Stock equal to (A) eighty percent (80%) of the quotient obtained by dividing (1) the Series I Merger Consideration Value by (2) the Market Price (the “Series I Closing Stock Consideration”), then dividing by (B) the number of shares of Company Series I Preferred Stock outstanding immediately prior to the Effective Time; and

(ii)                                  the right to receive that number of shares of the Parent Common Stock from the Escrow Fund established pursuant to Section 2.5, if and when such shares become distributable from such Escrow Fund to the Company Stockholders in accordance with the terms of this Agreement and the Escrow Agreement, equal to (A) the product obtained by multiplying (1) the number of any such shares of Parent Common Stock distributed from the Escrow Fund by (2) the quotient obtained by dividing (a) the Series I Closing Stock Consideration by (b) the Total Closing Stock Consideration, then dividing by (B) the number of shares of Company Series I Preferred Stock outstanding immediately prior to the Effective Time.

(d)                                 Converson of Company Stock held by Cashed Company Stockholders.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party, but subject to Sections 2.3(j), 2.5 and 2.6, the shares of the Company Stock issued and outstanding immediately prior to the Effective Time held by a Cashed Company Stockholder (unless such Cashed Company Stockholder becomes a Dissenting Stockholder) shall be converted into and represent the right to receive:

(i)                                     the amount of cash set forth under the column headed “Closing Cash Consideration” opposite such Cashed Company Stockholder’s name on Exhibit E; and

(ii)                                  the right to receive that amount of cash from the Cash Escrow Fund established pursuant to Section 2.5, if and when such cash become distributable from such Cash Escrow Fund to the Cashed Company Stockholders in accordance with the terms of this Agreement and the Escrow Agreement, equal to the product obtained by multiplying (A) the amount such cash distributed from the Cash Escrow Fund by (B) such Cashed Company Stockholder’s Percentage Interest in the Cash Escrow Fund as set forth on Exhibit E.

(e)                                  Cancellation of Company Stock.  Subject to the provisions of Section 2.6, each share of Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock, Company Series D(1) Preferred Stock, Company Series E Preferred Stock, Company Series F Preferred Stock, Company Series G Preferred Stock and Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Dissenting Stockholders and shares held in the Company’s treasury), shall be canceled, retired and cease to exist without payment of any consideration therefor.

(f)                                    Cancellation of Company Common Stock Options.  At the Effective Time, each issued, outstanding and unexercised Company Option to purchase or otherwise acquire

Company Common Stock (whether or not vested) shall be cancelled and terminated without payment of any consideration therefor in accordance with Section 5.6.

(g)                                 Series H Options.  Immediately prior to the Effective Time, each Company Option to purchase Company Series H Preferred Stock shall be converted into the right to receive Merger Consideration as if such Company Option were exercised on a cashless basis for the number of shares of Company Series H Preferred Stock subject to such Company Option less the number of shares of Company Series H Preferred Stock equal in value to the exercise price therefor, based on the value of the Stock Merger Consideration into which such shares would be convertible if outstanding at the Effective Time (i.e., a net exercise) (the resulting shares of Company Series H Preferred Stock deemed held for purposes of the conversion of the Company Options provided in this sentence, the “Series H Option Shares”), and each such Company Option shall thereafter be canceled.  Solely for purposes of Section 2.3, the Series H Option Shares shall be deemed outstanding shares of Company Series H Preferred Stock when determining the total outstanding Company Series H Preferred Stock.

(h)                                 Cancellation of Treasury Stock.  Each share of Company Stock held in the Company’s treasury immediately prior to the Effective Time shall be canceled, retired and cease to exist.

(i)                                     Conversion of Sub Common Stock.  Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one fully paid and non-assessable share of common stock of the Surviving Corporation.

(j)                                     Rounding; No Fractional Shares or Amounts less than One Cent.

(i)                                     No certificates or scrip representing fractional shares of Parent Common Stock shall be issued to Company Stockholders upon conversion of Company Stock into shares of Parent Common Stock in the Merger.  Instead, the number of shares of Parent Common Stock to which a Company Stockholder is entitled pursuant to this Agreement at the Effective Time and upon each distribution of shares of Parent Common Stock from the Escrow, if any, shall be aggregated with all shares of Parent Common Stock to which such Company Stockholder is entitled at such time and then rounded down to the next whole share of Parent Common Stock.

(ii)                                  The amount of Cash Merger Consideration to which a Company Stockholder is entitled pursuant to this Agreement at the Effective Time and upon any payment thereof, if any, shall be aggregated with all amounts of Cash Merger Consideration to which such Company Stockholder is entitled and then rounded down to the next whole cent.

2.4                                 Mechanics of Exchange.

(a)                                  At the Effective Time, each Company Stockholder will be entitled to receive and, upon surrender to Parent of one or more Certificates held by such Company Stockholder and a duly executed letter of transmittal as described below, Parent shall be obligated, as soon as reasonably practicable (and in any event no later than ten (10) Business

Days) after receipt of such Certificates and executed letters of transmittal, to deliver certificates representing that number of shares of Parent Common Stock and a check for the amount of cash, if any, into which the shares of Company Stock held by such Company Stockholder are converted pursuant to Section 2.3.  Any shares of Parent Common Stock into which the shares of Company Stock convert in the Merger shall be deemed to have been issued at the Effective Time.

(b)                                 As soon as reasonably practicable (and in any event no later than five (5) Business Days) after the Effective Time, Parent shall mail to each holder of record of Company Stock entitled to receive Merger Consideration hereunder:

(i)                                     a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss to the Certificates, as appropriate, shall pass, only upon delivery of such Certificates to Parent and shall contain reasonable representations as to the Company Stockholder’s title to the shares represented by such Certificates), and

(ii)                                  instructions for use in effecting the surrender of the Certificates, as appropriate, in exchange for certificates evidencing shares of Parent Common Stock and cash.

(c)                                  In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and deliver the cash into which the shares of Company Stock represented by such Certificate may be converted in accordance with Section 2.3.  When authorizing such issuance in exchange therefor, Parent may require the owner of such lost, stolen or destroyed Certificate to give Parent such form of indemnity, as Parent shall reasonably direct, against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

(d)                                 Parent may, at its option, meet its obligations under this Section 2.4 through its transfer agent or other bank selected by Parent to act as exchange agent in connection with the Merger.

(e)                                  By tendering its shares of Company Stock and by accepting the consideration set forth in Section 2.3, each Company Stockholder shall be deemed to have agreed: (i) to the appointment of the Representative as representative of the Company Stockholders in accordance with the terms of Article 8, (ii) to the indemnification provisions of Article 9, (iii) that, in accordance with Section 2.5, Parent will place into escrow a portion of the Stock Merger Consideration deliverable to such Company Stockholder subject to and for the purpose of securing the Company Stockholders’ indemnity obligations under this Agreement, (iv) that the Stock Merger Consideration deliverable to such Company Stockholder pursuant to this Agreement shall not be sold, transferred, pledged, disposed of or encumbered (each, a “Transfer”) (except for Permitted Transfers) for the period beginning on the Closing Date and ending (A) as to forty percent (40%) of such restricted securities, on the date falling nine (9) months after the Effective Time, (B) as to an additional forty percent (40%) of such restricted securities, on the date falling twelve (12) months after the Effective Time, and (C) as to the remaining twenty percent (20%) of such restricted securities, on the date falling fifteen (15)

months after the Effective Time, and (v) that each certificate representing shares of Parent Common Stock constituting the Stock Merger Consideration shall bear appropriate legends referring to such restrictions and to any restrictions on transfer under applicable securities laws.

2.5                                 Escrow Fund.  Subject to the Escrow Agreement, for the purpose of securing the Company Stockholders’ indemnity obligations under this Agreement, at the Effective Time, Parent shall deliver to the Escrow Agent (a) that number of shares of Parent Common Stock as equals twenty percent (20%) of the Stock Merger Consideration (as reduced to reflect any shares held by Dissenting Stockholders) (the shares described in this clause, including all dividends, distributions or earnings attributable thereto, collectively, the “Stock Escrow Fund,”) and (b)  the aggregate amount of cash set forth on Exhibit E under the column headed “Escrowed Cash” (the “Cash Escrow Fund,” and together with the Stock Escrow Fund, the “Escrow Fund”).  In accordance with the terms of the Escrow Agreement, on the date that is fifteen (15) months after the Closing Date (or, if such date is not a Business Day, the first Business Day thereafter) (the “Escrow Release Date”), the Escrow Agent will allocate shares of Parent Common Stock and cash or other assets remaining in the Escrow Fund, if any, among the Company Stockholders in accordance with Sections 2.3(b)(ii), 2.3(c)(ii) and 2.3(d)(ii) and deliver such shares and cash or other assets to them at the addresses listed on the Company’s stock records or to an address or account designated by any such Company Stockholder or the Representative to the Escrow Agent in writing.  Subject to and in accordance with the terms of the Escrow Agreement, the Escrow Agent shall withhold from delivery of the Escrow Fund (proportionately as to the Stock Escrow Fund and the Cash Escrow Fund) the equivalent of any amounts then in dispute relating to indemnification obligations arising under this Agreement, provided that the withheld amount, to the extent not applied in satisfaction of indemnification obligations, shall be delivered to the Company Stockholders as described above promptly upon resolution of such dispute.

2.6                                 Dissenting Stockholders.  Notwithstanding anything contained in this Agreement to the contrary but only to the extent required by the DGCL, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and are held by Company Stockholders who comply with all the provisions of the DGCL concerning the right of Company Stockholders to demand appraisal of their shares of Company Stock in connection with the Merger (such holders, “Dissenting Stockholders”) shall not be converted into the right to receive the Merger Consideration, but shall only become convertible into the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware or the State of California, as applicable; provided, however, that if any Dissenting Stockholder who demands appraisal of such Company Stockholder’s shares of Company Stock under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, then as of the Effective Time, or the occurrence of such event, whichever occurs later, such Company Stockholder’s shares of Company Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such Company Stockholder would otherwise be entitled pursuant to Section 2.3, without interest thereon, and such Company Stockholder shall no longer be a Dissenting Stockholder.  The Company shall give Parent and Sub (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company after the date hereof and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal.  The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any demand.  Following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, comply with the DGCL to satisfy the obligations of the Company with respect to the Dissenting Stockholders.

Notwithstanding anything in this Agreement to the contrary, all defined terms used with respect to calculating the Merger Consideration and allocating it among the Company Shareholders will be reduced proportionately to reflect any shares held by Dissenting Stockholders.

2.7                                 Dividends.  No dividends or other distributions with respect to shares of Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby by reason of the conversion of shares of Company Stock pursuant to Section 2.3 until such Certificate is surrendered in accordance with this Agreement or an affidavit of lost Certificate delivered in accordance with Section 2.4(c).  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the shares of Parent Common Stock represented by such Certificate are registered at the time of such surrender, the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to shares of Parent Common Stock.

2.8                                 Withholding Rights.  Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign laws relating to Taxes.  To the extent that amounts are so withheld by Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholders in respect of which such deduction and withholding was made by Parent, and Parent shall remit such withheld amounts to the appropriate tax authorities.  Such withholding may be made from any transfer of shares of Parent Common Stock otherwise required to be made pursuant to Section 2.3.

2.9                                 Additional Action.  The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either or both of the Company and Sub reasonably necessary in order to consummate the transactions contemplated by this Agreement

2.10                           No Further Rights of Transfers.  At and after the Effective Time, each Company Stockholder shall cease to have any rights as a stockholder of the Company, except as provided herein or as otherwise required by applicable law.  At the Effective Time, the stock ledger of the Company shall be closed, and no transfer of shares of Company Stock shall thereafter be made.

2.11                           Certificate of Incorporation of the Surviving Corporation.  The Certificate of Incorporation of Sub, as in effect immediately before the Effective Time but to the extent amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time.

2.12                           By-laws of the Surviving Corporation.  The By-laws of Sub, as in effect immediately before the Effective Time, shall be the By-laws of the Surviving Corporation immediately after the Effective Time.

2.13                           Directors and Officers of the Surviving Corporation.  The directors of Sub immediately before the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, such directors to hold office subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.  The officers of Sub immediately before the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, such officers to hold office subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

2.14                           Working Capital Adjustment.

(a)                                  The “Adjustment Amount” shall be equal to the amount, if any, by which the Closing Date Working Capital is less than a negative $3,682,000.

(b)                                 As used herein, “Closing Date Working Capital” consists of the following items of the Company as of the Effective Time: (i) the sum of cash and cash equivalents including restricted cash; accounts receivable, net of allowance for doubtful accounts, prepaid expenses and other current assets included within the subtotal of current assets, as determined in accordance with GAAP, (ii) less accounts payable, accrued expenses, the promissory note issued to WorldChain, Inc., dated May 12, 2004 and related liabilities to WorldChain, Inc., deferred revenue and current portion of capital lease obligations, as determined in accordance with GAAP, (iii) plus the amounts payable or paid to David Simbari relating to or resulting from severance or other retention or bonus payment obligations of the Company arising as a result of the transactions contemplated by this Agreement.

(c)                                  For purposes of calculating the Stock Merger Consideration on the Closing Date, the Company shall deliver to the Parent on or prior to the Closing Date a certificate setting forth the estimated calculation of the Adjustment Amount as of the Effective Time (the “Estimated Adjustment Amount”).  Within thirty (30) days after the Closing Date, the Parent shall prepare and deliver to the Representative a statement (the “Statement of Adjustment Amount”) setting forth a calculation of the Adjustment Amount as of the Effective Time (the “Final Adjustment Amount”).  The Estimated Adjustment Amount and the Final Adjustment Amount shall be calculated in accordance with GAAP consistently applied and be consistent with the books and records of the Company.

(d)                                 The Statement of Adjustment Amount and the Final Adjustment Amount shall become final and binding upon the parties on the thirtieth (30th) day following delivery thereof, respectively, unless the Stockholder Representative gives written notice to the Parent of the Company Stockholders’ disagreement with the Statement of Adjustment Amount or the Final Adjustment Amount prior to such date, at which time the Statement of Adjustment Amount or the Final Adjustment Amount will only be final and binding upon the parties on final resolution of such disagreement.  Any notice of disagreement given by the Stockholder Representative shall specify in reasonable detail the nature of any disagreement so asserted.

(e)                                  If the Final Adjustment Amount, as finally agreed to by the Representative Parent or as determined pursuant to clause (g) below, is greater than the Estimated Adjustment Amount, then the Escrow Funds shall be reduced in aggregate by the amount by which the Final Adjustment Amount is greater than the Estimated Adjustment Amount, proportionately as to the Stock Escrow Fund and the Cash Escrow Fund, with shares of Parent Common Stock reduced from the Stock Escrow Fund valued at the Market Price.

(f)                                    If the Final Adjustment Amount is less than the Estimated Adjustment Amount, then the Parent shall issue and deliver to the Company Stockholders who are entitled to receive Merger Consideration pursuant to Section 2.3 and to the Escrow Agent for the benefit of such Company Stockholders pursuant to Section 2.5 in aggregate the value of Merger Consideration by which the Final Adjustment Amount is less than the Estimated Adjustment Amount, proportionately as to the type of Merger Consideration received by such Company Stockholders in connection with the Closing.  Eighty percent (80%) of any amounts delivered under this clause (f) shall be delivered to the Company Stockholders and twenty percent (20%) of such amounts shall be delivered to the Escrow Agent to hold in escrow pursuant to Section 2.5.

(g)                                 If the Representative and Parent are not able to resolve any dispute relating to the Statement of Adjustment Amount within sixty (60) days after Representative’s receipt of the Statement of Adjustment Amount, any remaining disputes shall be resolved by McGladrey & Pullen (the “Accounting Firm”), who shall, acting as experts and not as arbitrators, determine in accordance with this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, Parent’s draft of the Statement of Adjustment Amount requires adjustment.  The Accounting Firm shall be instructed to resolve such disputes within thirty (30) days after its appointment.  The resolution of disputes by the Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties and the Statement of Adjustment Amount, as modified by such resolution, shall become final and binding upon the date of such resolution.  The fees and expenses of the Accounting Firm shall be apportioned between the Company Stockholders and Parent by the Accounting Firm based on the degree to which each party’s claims were unsuccessful and shall be paid by the parties in accordance with such determination; provided that any fee and expense amount to be paid by the Company Stockholders shall not be payable directly by the Company Stockholders but shall instead be paid as an adjustment to Final Adjustment Amount so that any Final Adjustment Amount payable to the Company Stockholders shall be reduced by such amount or any Final Adjustment Amount payable by the Company Stockholder shall be increased by such amount.  For example, if pursuant to this Section 2.14(g) the Representative submits an objection affecting the Statement of Adjustment Amount in the amount of $100,000 and prevailed as to $45,000 of such amount, then the Company Stockholders shall bear fifty-five percent (55%) of the fees and expenses of the Accounting Firm as provided in the previous sentence.  Parent and the Company shall make reasonably available to the Accounting Firm all relevant work papers and backup materials (including those of the parties’ respective accountants) relating to the Statement of Adjustment Amount and all other items reasonably requested by the Accounting Firm.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Sub, on the date hereof and the Closing Date, that, except as set forth in the corresponding schedules of the disclosure letter delivered by the Company to Parent and Sub upon or prior to entering into this Agreement (the “Company Disclosure Letter”):

3.1                                 Due Organization, Good Standing and Corporate Power.  Set forth on Schedule 3.1  is an accurate and complete list of the Subsidiaries of the Company.  Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate or other applicable power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.  The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company Charter and By-laws and the comparable governing documents of each of its Subsidiaries, in each case as amended and in full force and effect.  None of the Company and its Subsidiaries is in violation of its Certificate of Incorporation or other organizational or governing documents.

3.2                                 Authorization and Validity of this Agreement.  The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations hereunder and thereunder and (subject to the approval of the Company Stockholders) to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and approved by its Board of Directors and the Company Stockholders, and no other corporate action on the part of the Company is necessary to authorize the Company’s performance of its obligations hereunder and the consummation of the transactions contemplated hereby.  The Transaction Documents have been duly executed and delivered by the Company and constitute valid, legal and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

3.3                                 Capitalization.

(a)                                  The authorized capital stock of the Company consists of 56,750,000 shares of Company Common Stock and 39,250,000 shares of Company Preferred Stock consisting of 3,800,000 shares of Company Series A Preferred Stock, 1,200,000 shares of Company Series B Preferred Stock, 4,000,000 shares of Company Series C Preferred Stock, 1,232,680 shares of

Company Series D Preferred Stock, 209,400 shares of Company Series D(1) Preferred Stock, 1,535,109 shares of Company Series E Preferred Stock, 1,495,240 shares of Company Series F Preferred Stock, 2,466,625 shares of Company Series G Preferred Stock, 15,750,000 shares of Company Series H Preferred Stock and 7,500,000 shares of Company Series I Preferred Stock.  There are issued and outstanding: 3,170,750 shares of Company Common Stock, 326,620 shares of Company Series A Preferred Stock, 140,964 shares of Company Series B Preferred Stock, 2,252,748 shares of Company Series C Preferred Stock, 575,246 shares of Company Series D Preferred Stock, 83,758 shares of Company Series D(1) Preferred Stock, 1,047,923 shares of Company Series E Preferred Stock, 1,384,791 shares of Company Series F Preferred Stock, 2,466,625 shares of Company Series G Preferred Stock, 11,510,568 shares of Company Series H Preferred Stock and 5,100,000 shares of Company Series I Preferred Stock.  There are (A) 1,289,006 shares of Company Common Stock and 84,620 shares of Company Series H Preferred Stock held as treasury shares, (B) 10,000,000 shares of Company Common Stock, 2,800,000 shares of Company Series H Preferred Stock and 1,000,000 shares of Company Series I Preferred Stock reserved for issuance pursuant to the Company Option Plans, (C) 5,174,389 shares of Company Common Stock, 1,746,559 shares of Company Series H Preferred Stock and 801,420 shares of Company Series I Preferred Stock subject to issuance upon exercise of outstanding Company Options, and (D) 2,697,787 shares of Company Common Stock subject to issuance upon exercise of outstanding Company Warrants.  Schedule 3.3 identifies all of the record owners of the issued and outstanding shares of each class of capital stock of the Company.  All issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, were not issued in violation of any preemptive rights, and were issued in compliance with all applicable Laws, including those concerning the issuance of securities.  Except as set forth on Schedule 3.3, there are no outstanding or authorized Company Options or other commitments or claims of any character, contingent or otherwise, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company or any of its Subsidiaries.  Except as set forth on Schedule 3.3, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Stock or any shares of capital stock of any Subsidiary of the Company.  Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness which entitle the holders to vote (or are convertible or exercisable for or exchangeable into securities which entitle the holders to vote) with the stockholders of such Person on any matter.  Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any Person (other than any Subsidiary of the Company).  All of the outstanding shares of capital stock of each of the Subsidiaries of the Company are owned, of record and beneficially, by the Company or one or more of its Subsidiaries free and clear of any liens, security interest, charge or encumbrance of any kind or nature (each, a “Lien”).  Except as provided in the DGCL or the Company Charter, there are no restrictions of any kind that prevent or restrict the payment of dividends by the Company or any of its Subsidiaries.

(b)                                 The stock register of the Company accurately records the name of each Person owning Company Stock, the certificate number of each certificate evidencing such

Company Stock, the number of shares evidenced by each such certificate and the date of issuance thereof.

(c)                                  The number of shares of Company Stock set forth opposite the name of each Company Stockholder on Schedule 3.3 are owned beneficially by each such Company Stockholder free and clear of all Liens imposed by or through the Company.

(d)                                 Except as set forth on Schedule 3.3, there are no voting agreements with respect to any of the Company Stock or any of the shares of capital stock of any of the Subsidiaries of the Company.

(e)                                  At the Effective Time, the exercise price for each Company Option and Company Warrant to purchase Company Series I Preferred Stock will be in excess of the product determined by multiplying the Market Price by the Series I Merger Consideration Percentage, and the exercise price for each Company Warrant to purchase Company Series H Stock will be in excess of the product determined by multiplying the Market Price by the Series H Merger Consideration Percentage.

3.4                                 Consents and Approvals; No Violations.  Except (i) as set forth on Schedule 3.4, (ii) the filing of the Certificate of Merger as required by the DGCL and (iii) the requirements of federal and state securities laws, and assuming approval of this Agreement by the Company Stockholders, the Company’s execution and delivery of the Transaction Documents and its consummation of the transactions contemplated hereby and thereby do not and shall not (w) violate or conflict with any provision of the Company Charter or its By-Laws or the comparable governing documents of any of its Subsidiaries, (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any Governmental Entity applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets is bound, (y) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any Material Contract, other than, in the case of (x), (y) and (z), any such violation, conflict, or other result that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the Surviving Corporation, and other than, in the case of (z), any such violation, conflict or other result arising from the failure to obtain consent with respect to any agreement listed in Schedule 3.15 as requiring consent.

3.5                                 Company Financial Statements.

(a)                                  The Company has delivered to the Parent the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 2004, and the related unaudited consolidated statements of income, stockholders’ equity, retained earnings and changes in financial position and cash flows for the twelve months then ended (the “FY04 Unaudited Financial Statements”). The FY04 Unaudited Financial Statements have been prepared in accordance with GAAP.  The FY04 Unaudited Financial Statements are based upon the information contained in the books and records of the Company and its Subsidiaries and fairly present, in all material respects, the financial condition of the Company and its Subsidiaries at the date thereof and the results of the operations and cash flows of the Company and its Subsidiaries and the changes in their financial condition for the period indicated.

(b)                                 The Company has delivered to the Parent the unaudited consolidated balance sheet of the Company and its Subsidiaries as of October 31, 2004 (such balance sheet, the “Most Recent Balance Sheet” and such date, the “Balance Sheet Date”) and the related unaudited consolidated statements of income, stockholders’ equity, retained earnings and changes in financial position and cash flows for the three months then ended (collectively, the “Stub Unaudited Financial Statements”).  The Stub Unaudited Financial Statements have been prepared in accordance with GAAP, subject to customary year-end adjustments and except for the absence of footnote disclosures.  The Stub Unaudited Financial Statements are based upon the information contained in the books and records of the Company and its Subsidiaries and fairly present, in all material respects, the financial condition of the Company and its Subsidiaries at the date thereof and the results of the operations and cash flows of the Company and its Subsidiaries and the changes in their financial condition for the periods indicated.

(c)                                  Neither the Company nor any of its Subsidiaries has outstanding any claims, liabilities or Indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not reflected or required to be reflected in the Company’s Financial Statements), except for (i) liabilities reflected or reserved against in the Most Recent Balance Sheet and (ii) liabilities which have arisen after the date thereof in the ordinary course of business.  Except as set forth in Schedule 3.5, no material claims, liabilities or Indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not reflected or required to be reflected in the Company’s Financial Statements) of any of the Company or any of its Subsidiaries has arisen after the date of the Most Recent Balance Sheet.

3.6                                 Absence of Certain Changes or Events.  Since July 31, 2004, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been any Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth in Schedule 3.6, since July 31, 2004:

(a)                                  the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, involving more than $250,000 in the aggregate, other than for a fair consideration in the ordinary course of business;

(b)                                 the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $250,000 of expenditures or outside the ordinary course of business;

(c)                                  no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 of expenditures to which the Company is a party or by which it is bound;

(d)                                 the Company has not imposed upon any of its assets, tangible or intangible, any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (A) mechanic’s, materialmen’s, and similar liens, (B) liens for Taxes not yet due and payable, (C) purchase money liens and liens securing rental payments under capital lease arrangements, and (D) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, in each case that has no Material Adverse Effect on the Company;

(e)                                  the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 in the aggregate or outside the ordinary course of business;

(f)                                    the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 in the aggregate or outside the ordinary course of business;

(g)                                 the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

(h)                                 the Company has not materially changed any of its payment policies with its landlords, vendors, suppliers or other creditors;

(i)                                     the Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business, which delay or postponement has had a Material Adverse Effect on the Company;

(j)                                     the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 in the aggregate or outside the ordinary course of business;

(k)                                  the Company has not had any adverse change in its relationships with its material customers or suppliers, except for changes that, individually or in the aggregate, have no Material Adverse Effect on the Company;

(l)                                     the Company has not abandoned any Intellectual Property or granted any right, title or interest in any Intellectual Property, or entered into any agreement not to sue, with respect to any Intellectual Property other than licenses to customers in the ordinary course of its business;

(m)                               there has been no change made or authorized in the Company Charter or the Company’s by-laws;

(n)                                 the Company has not issued, sold, or otherwise disposed of any of its capital stock (other than the issuance of stock from the exercise of stock options), or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(o)                                 the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(p)                                 the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(q)                                 the Company has not made any loan to, or entered into any other transaction with, any of its directors or officers or, outside of the ordinary course of business, any of its employees;

(r)                                    the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(s)                                  the Company has not granted any material increase in the base compensation of any of its directors or officers or employees, outside the ordinary course of business or as required by law or the terms of any agreement in existence as of July 31, 2004;

(t)                                    the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan), other than in connection with the renewal of applicable insurance policies;

(u)                                 the Company has not made any other change in employment terms for any of its directors or officers or employees, outside of the ordinary course of business;

(v)                                 the Company has not made or pledged to make any charitable or other capital contribution to any entity;

(w)                               the Company has not made any material change in its accounting methods, principles or practices, except as required by GAAP;

(x)                                   the Company has not made any Tax (as defined in Section 3.12 hereof) election or settlement or compromise of any material Tax liability;

(y)                                 there has not been any other occurrence, event, incident, action or, where an action is required by applicable Law or contract, failure to act, or any transaction outside the ordinary course of business involving the Company, that has resulted in, or could reasonably be expected to give rise to, a Material Adverse Effect on the Company; and

(z)                                   the Company has not legally contracted itself to be bound by any of the foregoing.

3.7                                 Title to Properties; Encumbrances.  The Company and each of its Subsidiaries has good, valid, and marketable, title to, or, in the case of leased properties and assets, valid leasehold interests in, (a) all of its material tangible properties and assets (real and personal), including all the properties and assets reflected in the Most Recent Balance Sheet, and (b) all the tangible properties and assets used by them or purchased by the Company and any of its Subsidiaries since the Balance Sheet Date, except for any of such properties and assets which have since been sold or otherwise disposed of in the ordinary course of business, in each case subject to no Liens other Liens reflected or reserved against in the Most Recent Balance Sheet and Permitted Liens.  None of the Company or any of its Subsidiaries own any fee interest in real property.

3.8                                 Compliance with Laws.

(a)                                  Except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries (i) are in compliance with all applicable Laws and (ii) have not received notification of any asserted present or past failure to so comply.

(b)                                 The Company and its Subsidiaries hold all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (each a “Permit”, and collectively, the “Permits”) that are necessary for the operation of the business of the Company and/or its Subsidiaries as now conducted, and there has not occurred any suspension, cancellation or default of or under any such Permit, and, to the Company’s Knowledge, no such suspension, cancellation or default is pending or threatened, except to the extent that any failure to hold a Permit or any suspension, cancellation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

3.9                                 Litigation.  Except as set forth in Schedule 3.9, there is no action, suit, proceeding at law or in equity, or any arbitration or administrative or other proceeding by or before (or to the Company’s Knowledge any inquiry or investigation by) any Governmental Entity, pending, or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries or any of their officers, directors or shareholders in their capacity as such.  There are no suits, actions, claims, proceedings or investigations pending or, to the Company’s Knowledge, threatened, seeking to prevent, materially delay or challenge the transactions contemplated by this Agreement.  Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding, including any judgment, order or decree that may prevent or materially delay the consummation of the transactions contemplated by this Agreement.  Except as set forth on Schedule 3.9, the Company has no Knowledge of any fact, event or occurrence reasonably likely to result in such a claim.

3.10                           Employee Benefit Plans.

(a)                                  List of Plans.  Set forth in Schedule 3.10(a)  is an accurate and complete list of all domestic and foreign (i) “employee benefit plans,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”), whether qualified or non-qualified, and whether funded or unfunded; (ii) bonus, stock option, stock purchase, stock appreciation right, restricted stock, incentive, fringe benefit, “voluntary employees’ beneficiary associations” (“VEBAs”) under

Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or standard practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that are maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 3.10, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company, any of its Subsidiaries and/or any Company Stockholder as a single employer within the meaning of Section 414 of the Code or with respect to which the Company or any of its Subsidiaries has any liability (“Employee Benefit Plans”).

(b)                                 Status of Plans.  Each Employee Benefit Plan (including any related trust or insurance contract) complies in all material respects in form with the requirements of all applicable laws, including, without limitation, ERISA, the Code, and foreign tax, labor, securities, data privacy, currency exchange control and other laws, and has at all times been maintained and operated in all material respects in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code.  Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan, except to comply with applicable law or the terms of any applicable collective bargaining agreement.  To the Company’s Knowledge, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan subject to existing rights of participants therein and notice to applicable insurers and service providers.  To the Company’s Knowledge, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

(c)                                  Liabilities.

(i)                                     No Employee Benefit Plan is or was subject to Title IV of ERISA or Section 412 of the Code, and no Employee Benefit Plan is or was a Multiemployer Plan.

(ii)                                  Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is (a) a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) that has not been administered and operated in all material respects in substantial compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or (b) a “group health plan” (as defined in 45 Code of Federal Regulations Section 160.103) that has not been administered and operated in all material respects in substantial compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, and, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation.  No Employee Benefit Plan which is such a group health plan is a “multiple employer welfare arrangement,” within the meaning of Section 3(40) of ERISA.  Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements in all material respects.  To the Company’s Knowledge, neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA) that has provided any “disqualified benefit” (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

(iii)                               Except to the extent required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (or similar provisions of applicable state law), neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees’ retirement or termination of service.

(iv)                              Neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Title 26, Subtitle D, Chapter 43 of the Code, and to the Company’s Knowledge no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such liability.

(v)                                 To the Company’s Knowledge, there are no actions, suits, claims or disputes pending, or threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims).  To the Company’s Knowledge, no fact or event exists that could reasonably be expected to give rise to any such action, claim or proceeding.  Neither the Company nor any of its Subsidiaries is subject to any penalty or tax with respect to any Employee Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code and no action has occurred that could reasonably be expected to give rise to such a penalty or tax.  To the Company’s Knowledge, no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan.  To the Company’s Knowledge, no Employee Benefit Plan or any fiduciary thereof (in such capacity) has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

(d)                                 Contributions.  Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof and such contributions or premiums have been timely deposited into the appropriate trusts or accounts.

(e)                                  Insurance Company Investments.  No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge and belief of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

(f)                                    Tax Qualification.  Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter or opinion letter from the IRS.  Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a current favorable determination letter or opinion letter from the IRS.  Since the date of each most recent determination referred to in this paragraph (f), to the Company’s Knowledge no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.  All tax-qualified Employee Benefit Plans have been amended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001.

(g)                                 Triggering Events.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (whether of severance pay or otherwise), “parachute payment” (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries.  Except for the Employment Agreements listed on Schedule 3.10, no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.  In addition, the execution of this Agreement and the consummation of the transactions contemplated hereby will not limit the Parent’s ability to amend or terminate any of the Employee Benefit Plans after the Effective Time.

(h)                                 Classification.  The Company and its Subsidiaries have classified all individuals who perform services for them correctly in all material respects under each Employee Benefit Plan, ERISA, the Code and other applicable Law as common law employees, independent contractors or leased employees.

(i)                                     Documents.  The Company has delivered or caused to be delivered to Parent true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable):  (i) all plan documents as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination or opinion letter, obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a)

or 501(c)(9) of the Code; (v) the annual report on IRS Form 5500-series or 990 for the most recent year; (vi) the most recently prepared financial statements; (vii) all minutes with respect to the meetings of each Employee Benefit Plans’ administrative committee and/or plan administrator; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, recordkeeping agreements and collective bargaining agreements.

3.11                           Employment Relations and Agreements.  Except as set forth on Schedule 3.11: (i) each of the Company and its Subsidiaries is in compliance in all material respects with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice as determined by the National Labor Relations Board (“NLRB”), (ii) to the Company’s Knowledge, no unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable state or foreign law, (iii) there is no labor strike, slowdown, stoppage or material dispute pending or, to the Company’s Knowledge, threatened against or involving the Company or any of its Subsidiaries, (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries, (v) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is or has been a party to a collective bargaining agreement, (vi) neither the Company nor any of its Subsidiaries is experiencing or has experienced any material labor difficulty during the last three years, (vii) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the Company’s Knowledge, is threatened with respect to the Company’s or its Subsidiaries’ operations, (viii) neither the Company nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the Company’s Knowledge, currently threatened against the Company or any such Subsidiary, (ix) to the Company’s Knowledge, no wage and hour department investigation has been made of the Company or any of its Subsidiaries, (x) to the Company’s Knowledge neither the Company nor any of its Subsidiaries had any occupational health and safety claims against the Company or any such Subsidiary, (xi) the Company and each of its Subsidiaries is in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the “Immigration Laws”), (xii) there has been no “mass layoff” or “plant closing” by the Company as defined in the Federal Workers Adjustment Retraining and Notification Act (“WARN”) or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date, and (xiii) to the Company’s Knowledge, no executive, key employee, or significant group of employees plans to terminate employment with any of the Company or any of its Subsidiaries during the next twelve (12) months.  To the Company’s Knowledge, the Company and its Subsidiaries have never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or to the Company’s Knowledge, threatened.

3.12                           Taxes.

(a)                                  Tax Returns.  The Company and each of its Subsidiaries has timely filed or caused to be timely filed or shall timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes (as hereinafter defined) (the “Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date.  The Returns have accurately reflected and shall reflect accurately all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby.  “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

(b)                                 Payment of Taxes.  All Taxes due and owing by or with respect to the income, assets or operations of the Company and its Subsidiaries for all taxable years or other taxable periods that end on or prior to the Closing Date and, with respect to any taxable year or other taxable period beginning on or prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (“Pre-Closing Period”), have been timely paid or shall be timely paid in full on or prior to the Closing Date or with respect to taxable periods ending on or prior to September 30, 2004 have been accrued and adequately disclosed and fully provided for on the Financial Statements of the Company and its Subsidiaries in accordance with GAAP.

(c)                                  Other Tax Matters.

(i)                                     Except as set forth on Schedule 3.12, neither the Company nor any of its Subsidiaries has been the subject of any audit or other examination of Taxes by the tax authorities of any nation, state or locality, and to the Company’s Knowledge, no such audit or other examination is contemplated or pending, nor has the Company or any of its Subsidiaries received any written notices from any taxing authority relating to any issue which could reasonably be expected to materially affect the Tax liability of the Company or any of its Subsidiaries.

(ii)                                  Neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Return (other than Returns which include only the Company and any Subsidiaries of the Company) provided for under the laws of any jurisdiction or any state or locality with respect to Taxes, for any taxable period for which the statute of limitations has not expired.

(iii)                               All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(iv)                              Except as set forth on Schedule 3.12, there are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Parent, Sub, the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any party.

(v)                                 No Indebtedness of the Company or any of its Subsidiaries consists of “corporate acquisition indebtedness” within the meaning of Section 279 of the Code or bears interest that is otherwise nondeductible pursuant to Section 163 of the Code.

(vi)                              the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it shall be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality and the Company and its Subsidiaries has no knowledge that the IRS or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method, and the Company has no knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of the Company or its subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

(vii)                           Except as set forth on Schedule 3.12, neither the Company nor any of its Subsidiaries, as of the Closing Date, (w) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, (x) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any Governmental Entity, (y) has granted any power-of-attorney related to Tax matters to any Person, or (z) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries.

(viii)                        Neither the Company nor any of its Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the date hereof.

(ix)                                There are no material security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes.

(x)                                   No claim has ever been received from any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or any of its Subsidiaries is, or may be, subject to taxation by that jurisdiction.

(xi)                                There are no deferred intercompany transactions between the Company and any of its Subsidiaries or between its Subsidiaries and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of the Company or any of its Subsidiaries), and (ii) there are no other transactions or facts existing with respect to the Company and/or its Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in the Company and/or its Subsidiaries recognizing income.

3.13                           Intellectual Property.

(a)                                  Schedule 3.13 contains a complete list of all patents, patent applications, trademark and service mark registrations, applications for trademark and service mark registration, copyright registrations and applications for registration thereof, and other material Intellectual Property used by the Company or any of its Subsidiaries.  To the extent indicated on such Schedule, the Intellectual Property listed in Schedule 3.13 has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office, a domain name registrar, or the offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect.

(b)                                 All material licenses and agreement with respect to any Intellectual Property are set forth on Schedule 3.15.  To the extent any Intellectual Property is used under license in the business of the Company and/or any of its Subsidiaries, no written notice of a default has been sent or received by the Company or any of its Subsidiaries, or to the Knowledge of the Company any other notice sent or received by the Company, under any such license which remains uncured, and the execution, delivery or performance of the Company’s obligations hereunder shall not result in such a default.

(c)                                  The Company and/or its Subsidiaries owns or has the right to use all of the Intellectual Property used in its business, free and clear of any material Liens (other than, with respect to Intellectual Property licensed by the Company, those Liens by or through the licensor), without obligation to pay any royalty or any other fees with respect thereto (other than in accordance with licenses or agreements listed under Schedule 3.13 ), and the operation of the business of the Company and its Subsidiaries as currently conducted requires no rights under Intellectual Property other than with respect to the Intellectual Property set forth in Schedule 3.13.  To the Company’s Knowledge, neither the Company’s nor any of its Subsidiaries’ use of Intellectual Property infringes or misappropriates any third party rights.  No material patent, copyright registration or registered trademark of the Company has been canceled, abandoned or otherwise terminated, and all renewal and maintenance fees in respect thereof have been duly paid.  There are no actions that must be taken or payments that must be made within six (6) months of the Closing Date relating to the Company’s Intellectual Property that, if not taken or made, will have a Material Adverse Effect on the Company.  Other than in accordance with the license agreements listed on Schedule 3.13, the Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Company or any of its Subsidiaries.

(d)                                 Neither the Company nor any of its Subsidiaries has received any written notice or claim, or to the Company’s Knowledge any other notice or claim, from any Person challenging the right of the Company or any of its Subsidiaries to use any Intellectual Property that the Company has used or is using.

(e)                                  Neither the Company nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any Person of the Company’s or any of its Subsidiaries’ rights to, or in connection with, any Intellectual Property which claim is still pending.

(f)                                    The Company has not received any notice of any pending, and, to the Company’s Knowledge, there is not pending and has not been threatened any, proceeding, litigation or other adverse claim before any Governmental Entity or, to the Company’s Knowledge, any fact or occurrence reasonably likely to result in such a claim, by any Person of a violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property owned by any Person, or challenging the validity, enforceability or ownership, as applicable, of any Intellectual Property owned or claimed to be owned by the Company or any of its Subsidiaries.

(g)                                 The Company has not received any written notice of and to the Company’s Knowledge there are not any interferences, oppositions, or other contested proceedings, either pending or threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any Governmental Entity relating to any pending application of the Company with respect to any Intellectual Property.

(h)                                 The Company and each of its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all trade secrets and confidential proprietary information used or held for use in their respective businesses.

3.14                           Broker’s or Finder’s Fee.  No agent, broker, Person or firm acting on behalf of the Company or the Company Stockholders prior to the Closing is, or shall be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the Parties or from any Affiliate of any of the Parties

3.15                           Certain Contracts and Arrangements.  Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries is a party to or bound by any contracts, agreements, instruments or legally binding understandings (“Contracts”) of the following nature (collectively, the “Material Contracts”):

(a)                                  Contracts with any current or former employee, director or officer of the Company or any of its Subsidiaries (other than any such officer who receives or received (during his or her last year of employment with the Company or any of its Subsidiaries) less than $100,000 in total annual cash compensation from the Company or any of its Subsidiaries);

(b)                                 Contracts other than contracts entered into in the ordinary course of business (x) for the sale of any amount of the assets of the Company or any of its Subsidiaries, or (y) for the grant to any Person of any preferential rights to purchase any amount of its assets;

(c)                                  Contracts which restrict the Company or any of its Subsidiaries from competing in any line of business or with any Person in any geographical area, or which restrict any other Person from competing with the Company or any of its Subsidiaries in any line of business or in any geographical area;

(d)                                 Other than contracts entered into in the ordinary course of business, contracts which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person, or which restrict any other Person from disclosing any information concerning or obtained from the Company or any of its Subsidiaries;

(e)                                  any confidentiality, nondisclosure or similar Contracts which contain any “standstill” provisions or similar restrictions by any third party (other than Parent or its Affiliates);

(f)                                    Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, or (ii) the purchase or sale of assets, or a series of purchases and sales of assets, involving aggregate consideration of $200,000 or more;

(g)                                 Contracts with any Affiliate of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(h)                                 Contracts which contain a provision requiring a third party’s consent to, or giving it a termination right following, a change in control of the Company or any of its Subsidiaries;

(i)                                     Contracts, including mortgages or other grants of security interests, guarantees and notes, relating to the borrowing of money or the extension of debt;

(j)                                     Contracts relating to any joint venture, partnership, strategic alliance or similar arrangement, which has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses by the Company or any of its Subsidiaries with any other party;

(k)                                  Contracts existing on the date hereof involving revenues or payments in excess of $250,000 per year;

(l)                                     Any distribution, marketing, sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of the Company or any of its Subsidiaries;

(m)                               Any contract or arrangement providing for the development of any software, content, technology or Intellectual Property by or for (or for the benefit or use of) the Company or any of its Subsidiaries;

(n)                                 Any agreement, contract or arrangement, other than standard forms of customer contracts entered into in the ordinary course of business, pursuant to which the Company or any of its Subsidiaries has sold or licensed any rights in or to any software, technology or other Intellectual Property to any third party; and

(o)                                 Any contract or commitment for or relating to the employment or hiring of services of any officer, employee, consultant, or independent contractor of the Company or any of its Subsidiaries or any other type of contract or legally binding understanding with any director, officer, employee or consultant of the Company or any of its Subsidiaries that is not immediately terminable by the Company or its Subsidiary, as the case may be, without cost or other liability.

Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries is in material breach or default under any Material Contract nor, to the Company’s Knowledge, is any other party to any Material Contract in material breach or default thereunder, and each Material Contract to which the Company or its Subsidiaries is a party is in full force and effect.

3.16                           Environmental Laws and Regulations.  (i) The Company and each of its Subsidiaries are in material compliance with all applicable Environmental Laws, and have obtained, and are in material compliance with, all Permits required of them under applicable Environmental Laws, other than those Permits that the failure to obtain or comply with would not have a Material Adverse Effect on the Company, (ii) there are no claims, proceedings, investigations or actions by any Governmental Entity or other Person or entity pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries under any Environmental Law, (iii) to the Company’s Knowledge, no present Company Property is subject to any Lien, or to any restriction on its ownership, use, occupancy or transferability, under any Environmental Law and (iv) to the Company’s Knowledge, there are no facts, circumstances or conditions (including the disposal of any wastes, hazardous substances or other materials, the existence of any contractual obligations, or any other matters in respect of the past or present business or operations of the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries) that could reasonably be expected to give rise to any claim, proceeding or action against the Company or any of its Subsidiaries, or to any liability or remedial action on the part of the Company or any of its Subsidiaries, under any Environmental Law.

3.17                           Insurance.  Schedule 3.17 lists each insurance policy, and the Company has delivered to Parent, prior to the date of this Agreement, copies of all such insurance policies, which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured, additional insured, or loss payee, including those which pertain to the Company’s or any of its Subsidiaries’ assets, employees or operations.  All such insurance policies are in full force and effect, are legal, valid and enforceable, and all premiums due thereunder have been paid.  None of the Company nor any of its Subsidiaries has received any written notice, or to the Knowledge of the Company any other notice, of cancellation or modification in coverage amounts of any such insurance policies.  None of the Company or any of its Subsidiaries are in material breach or default, or any other breach that would reasonably be expected to adversely affect coverage, under any such insurance policies.  There are no material claims by the Company or any of its Subsidiaries under any such insurance policies as to which any insurance carrier is denying liability or defending under a reservation of rights clause.  None of the Company nor any of its Subsidiaries has any self-insurance arrangement.

3.18                           Working Capital; Accounts Receivable.  The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company and its Subsidiaries as being due to the Company and its Subsidiaries (less the amount of any provision or reserve therefor made in the respective records and books of account of the Company and its Subsidiaries) are valid, genuine and existing and result from bona fide sales; and to the Company’s Knowledge none of such accounts receivable or other debts is, or at the Closing Date will be, subject to any refunds, adjustments, counterclaim or set-off or other defenses except to the extent of any such provision or reserve.

3.19                           Inventories.  Neither the Company nor any of its Subsidiaries own, hold title to or are in physical possession of any inventory.

3.20                           Suppliers and Customers.  Schedule 3.20 sets forth each supplier and customer accounting for more than five percent (5%) of the consolidated purchases and sales, as the case may be, of the Company and its Subsidiaries, taken as a whole.  The relationships of the Company and its Subsidiaries with each such supplier and customer are good commercial working relationships, and except as set forth in Schedule 3.20 no such supplier or customer has canceled or otherwise terminated, or, to the Company’s Knowledge, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries.  The Company has not received any written notice that any such supplier or customer will, and to the Company’s Knowledge no such supplier or customer has any plan or intention to, cancel or otherwise materially and adversely modify its relationship with the Company or any of its Subsidiaries or limit its services, supplies or materials to the Company or any of its Subsidiaries, or its usage or purchase of the services and products of the Company and its Subsidiaries either as a result of the transactions contemplated hereby or otherwise.

3.21                           Bank Accounts and Powers of Attorney.  Set forth in Schedule 3.21 is an accurate and complete list showing (a) the name and address of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) the names of all Persons, if any, other than corporate service agents, holding powers of attorney from the Company or any of its Subsidiaries and a summary statement of the terms thereof.

3.22                           Disclosure.  To the Company’s Knowledge, none of the Transaction Documents contains any untrue statement of a material fact, or omits any statement of a material fact necessary to make the statements contained herein or therein not misleading.  To the Company’s Knowledge, there is no fact that could reasonably be expected to have a Material Adverse Effect with respect to the Company which has not been set forth in this Agreement, the other Transaction Documents, the Financial Statements or any Schedule, Exhibit or certificate delivered pursuant to this Agreement.

3.23                           Related Party Transactions.  No director, officer or employee of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted or committed to make loans or extend or guarantee credit to any of such individuals.  Except as set forth on Schedule 3.23, no director, officer or employee of the Company or any of its Subsidiaries and no member or his or her immediate family is directly or indirectly interested in any Material Contract.

3.24                           Non-Disclosure Agreements.  Each employee of the Company and its Subsidiaries is subject, and upon consummation of the Merger will continue to be subject, to a valid and enforceable confidential information and intellectual property assignment agreement by and between the Company and such employee, and the Company has delivered or made available to Parent a copy of all such agreements.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Each of Parent and Sub hereby represents and warrants to the Company that, except as set forth in the corresponding schedules of the disclosure letter delivered by Parent and Sub to the Company upon or prior to entering into this Agreement:

4.1                                 Due Organization, Good Standing and Corporate Power.  Each of Parent and Sub has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of the Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.  Parent has, prior to the date of this Agreement, made available to the Company complete and correct copies of the Parent Charter and By-laws, in each case as amended and in full force and effect.

4.2                                 Authorization and Validity of Agreements.  Each of Parent and Sub has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Parent and Sub of each of the Transaction Documents and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Parent and Sub, as the case may be, and by Parent, as the sole shareholder of Sub.  No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance by each of Parent and Sub of each of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby.  Each of the Transaction Documents has been duly executed and delivered by each of Parent and Sub and constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

4.3                                 Capitalization; Issuance of Shares.

(a)                                  The authorized capital stock of the Parent consists of 80,000,000 shares, divided into 75,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $0.001 per share (“Parent Preferred Stock” and together with the Parent Common Stock the “Parent Capital Stock”). As of the date hereof: (i) 9,939,144 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and are not subject to preemptive rights; (ii) 29,064 shares of Parent Capital Stock were held in the treasury of the Parent or by the Parent Subsidiaries, (iii) 851,199 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Parent Common Stock granted under the Parent’s Employee Option Plan, as amended (the “Parent Employee Option Plan”), and an additional 348,191 shares of Parent Common Stock were reserved for issuance under the Parent Employee Option Plan, (iv) 215,258 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of Parent Common Stock granted under the Parents Director Option Plan (the “Parent Director Option Plan”), and an additional 359,825 shares of Parent Common Stock were reserved for issuance under the Parent Director Option Plan.  All issued and outstanding shares of Parent Common Stock were duly authorized and are validly issued, fully paid and non-assessable.  Except for stock options issued or authorized under the Parent Employee Option Plan or the Parent Director Option Plan there are no outstanding or authorized parent stock options or other commitments or claims of any character, contingent or otherwise, pursuant to which the Parent or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Parent or any of its Subsidiaries.  There are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Capital Stock or any shares of capital stock of any Subsidiary of Parent.  Neither the Parent nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness that entitle the holders to vote (or are convertible or exercisable for or exchangeable into securities which entitle the holders to vote) with the stockholders of such Person on any matter or which are convertible into or exchangeable for equity securities of Parent or any of its Subsidiaries..

(b)                                 Assuming that the Company Stockholders receiving any Stock Merger Consideration are Accredited Investors, and except for filings required by federal and state securities and blue sky laws, the issuance of the shares of Parent Common Stock pursuant to this Agreement as Merger Consideration (i) has been duly authorized by Parent’s Board of Directors, and (ii) is not subject to any purchase or call option or first refusal, preemption or subscription right, such shares are free of restrictions on Transfer other than transfer restrictions set forth in Section 2.4(e) in the Escrow Agreement, under applicable state and federal securities laws, under any internal policies of a Company Stockholder relating to the transfer of its securities, or under any agreement to which a Company Stockholder is a party or by which it is bound.  Such shares have been duly reserved for issuance and, when issued as provided herein, will be validly issued, fully paid and non-assessable and not subject to any Lien.  The offer, issuance, sale and delivery of such shares is and will be in full compliance with all applicable Laws and exempt from the registration requirements of the Securities Act and all applicable state securities laws.

(c)                                  There are no voting agreements with respect to any of the Parent Capital Stock or any of the shares of capital stock of any of the Subsidiaries of Parent to which Parent is a party or by which Parent is bound.

4.4                                 Consents and Approvals; No Violations.  Except for (i) the requirements of federal and state securities laws and (ii) the filing of the Certificate of Merger as required by the DGCL, the execution and delivery of the Transaction Documents by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not and shall not (w) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Parent or Sub, (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any Governmental Entity applicable to Parent or Sub or by which any of their respective properties or assets is bound, (y) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under any agreement or other instrument required to be filed with the Parent Commission Filings, other than, in the case of (x), (y) and (z), any such violation, conflict, or other result that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or the Surviving Corporation.

4.5                                 Commission Documents; Securities Law Compliance.

(a)                                  Parent has filed all required Parent Commission Filings with the Commission since January 1, 2003.  At the time of their respective filings, the Parent Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Parent Commission Filings, and none of the Parent Commission Filings when filed (or, if amended or supplemented by a subsequent filing, on the date of such subsequent filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Parent included in the Parent Commission Filings (the “Parent Financials”) complied as to form, as of their respective dates of filing with the Commission, in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The balance sheet of Parent contained in the Parent Commission Filings as of September 30, 2004 is hereinafter referred to as the “Parent Balance Sheet.”  Except as disclosed in the Parent Financials (including the related notes) or Parent Commission Filings, and except for obligations under any of the Transaction Documents, neither Parent nor any of its

Subsidiaries has any liability (absolute, accrued, contingent or otherwise), that would be required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP, except liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

(b)                                 Parent is eligible to use Commission Form S-3, and to the Knowledge of the Parent no event has occurred that would prevent the use of Commission Form S-3.

4.6                                 Broker’s or Finder’s Fee.  No agent, broker, Person or firm acting on behalf of Parent or Sub is or shall be entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the Parties, or from any Affiliate of the Parties.

4.7                                 Ownership of Sub and Sub’s Operations.  All of the issued and outstanding shares of capital stock of Sub are owned of record and beneficially by Parent free and clear of any Liens.  Sub was formed solely for the purpose of engaging in the transactions contemplated by the Transaction Documents and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

4.8                                 Litigation.  Except as disclosed in the Parent Commission Reports filed to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion nor, to Parent’s Knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries that would have a Material Adverse Effect on Parent or that would prevent, materially delay or challenge the consummation of the transactions contemplated by this Agreement.

4.9                                 Absence of Certain Changes or Events.  Except as disclosed in the Parent Commission Reports filed to the date hereof, since September 30, 2004 to the date of this Agreement, there has not occurred (i) any Material Adverse Effect with respect to Parent, (ii) any amendment to Parent’s certificate of incorporation or by-laws, (iii) any material change in accounting methods or practices by Parent, or (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Parent Common Stock, or direct or indirect redemption, purchase or other acquisition (or agreement or resolution to effect the same) by Parent of any of its capital stock (other than in connection with the exercises of stock options).

ARTICLE 5

TRANSACTIONS PRIOR TO CLOSING DATE

5.1                                 Access to Information Concerning Properties and Records.  The Company has afforded, and has caused each of its Subsidiaries to afford, and during the period commencing on the date hereof and ending on the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated pursuant to Section 7.1, the Company shall continue to afford, and shall cause each of its Subsidiaries to continue to afford, upon reasonable notice, Parent and Sub and their respective employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries.  The Company shall furnish promptly to Parent and Sub all information concerning its or its Subsidiaries’ business, properties and personnel as Parent or Sub may reasonably request.  The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent or Sub shall from time to time reasonably request.

5.2                                 Conduct of the Business of the Company Pending the Closing Date.  The Company agrees that, except as expressly permitted or required by this Agreement or with the prior written consent of Parent, during the period commencing on the date hereof and ending at the earlier of (x) the Effective Time and (y) termination of this Agreement pursuant to Section 7.1:

(a)                                  the Company and each of its Subsidiaries shall conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and shall use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their officers and employees who are employed by the Company on the date hereof, maintain satisfactory relationships with licensors, suppliers, distributors, clients, customers and others having significant business relationships with them, maintain their Intellectual Property, and preserve and keep confidential their trade secrets;

(b)                                 neither the Company nor any of its Subsidiaries shall:

(i)                                     make any change in or amendment to its Certificate of Incorporation or its By-laws (or comparable governing documents);

(ii)                                  issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure;

(iii)                               sell, pledge or dispose of or agree to sell, pledge or dispose of any stock or other equity interest owned by it in any other Person;

(iv)                              declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities;

(v)                                 enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $50,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $50,000, in the aggregate;

(vi)                              acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person, or otherwise acquire any assets of any Person (other than the purchase of assets in the ordinary course of business and consistent with past practice);

(vii)                           except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on the date of this Agreement and set forth on Schedule 5.2(b)(vii), increase the compensation or fringe benefits of any of its directors, officers or employees, or grant any severance or termination pay not currently required to be paid under existing severance plans, or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or, except to comply with applicable law or Section 280G of the Code, establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(viii)                        transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, subject to any Lien (other than a Lien permitted hereby) or otherwise encumber any assets, or incur or modify any Indebtedness or other liability, other than in the ordinary course of business consistent with past practice, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person or make any loan or other extension of credit;

(ix)                                enter into any agreement for the acquisition by or license to the Company or any of Subsidiaries of any software or technology of any third party;

(x)                                   agree to the settlement of or waive any claim or litigation;

(xi)                                except as required by applicable law or GAAP, make any change in its method of accounting;

(xii)                             adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(xiii)                          (x) incur, assume or prepay any Indebtedness or guarantee any such Indebtedness of another Person, other than intercompany indebtedness or guarantees of intercompany indebtedness among the Company and any direct or indirect wholly-owned Subsidiary of the Company, or (y) make any loans, extensions of credit or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company;

(xiv)                         other than pursuant to arrangements in effect on the date hereof and as set forth on Schedule 5.2(b)(xiv), accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

(xv)                            pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

(xvi)                         enter into, materially modify, amend or terminate any Material Contract or waive any of its material rights or claims;

(xvii)                      enter into any agreement or arrangement that materially limits or otherwise restricts the Company, any of its Subsidiaries, or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

(xviii)                   other than pursuant to arrangements set forth on Schedule 5.2(b)(xviii), plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries;

(xix)                           take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Article 3 that are subject to, or qualified by, a “Material Adverse Effect,” “material adverse change” or other materiality qualification to be untrue as of the Effective Time, or any such representations and warranties that are not so qualified to be untrue in any material respect;

(xx)                              other than pursuant to arrangements set forth on Schedule 5.2(b)(xx), purchase or acquire, or offer to purchase or acquire, any shares of Company Stock;

(xxi)                           take any action, including the adoption of any stockholder-rights plan or amendments to its Certificate of Incorporation or By-laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by Parent or Sub, or which would permit any stockholder to acquire securities of the Company on a basis not available to Parent or Sub in the event that Parent or Sub were to acquire any shares of Company Stock;

(xxii)                        (v) file or cause to be filed any amended Returns or claims for refund of Taxes, (w) prepare any Return in a manner which is inconsistent with the past practices of the Company or a Subsidiary, as the case may be, with respect to the treatment of items on such Returns; (x) make any Tax election; (y) incur any liability for Taxes other than in the ordinary course of business; (z) enter into any settlement or closing agreement with a taxing authority;

(xxiii)                     fail to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; or

(xxiv)                    agree, in writing or otherwise, or commit to take any of the foregoing actions.

5.3                                 Company Stockholders’ Approval.  The Company shall cause a special meeting of its stockholders to be duly called and held as soon as practicable after the date hereof (“Company Stockholders’ Meeting”), or take action by written consent, for the purpose of approving the Merger, the Transaction Documents and the transactions contemplated thereby which require the approval of Company Stockholders and shall, with the assistance of Parent, prepare such information documents to solicit the proxies or written consents of such stockholders as are reasonably necessary to obtain the stockholder approvals necessary.  The Company will, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by the Transaction Documents and will not, unless it receives a Superior Acquisition Proposal, rescind such recommendation; provided, however, that no officer or director of the Company shall be required to violate any fiduciary duty in connection therewith.  The Company will provide to Parent drafts of any materials to be mailed to the Company Stockholders and, prior to mailing such materials, shall accept reasonable comments from Parent.

5.4                                 Commercially Reasonable Efforts.  Subject to the terms and conditions provided herein, each of the Company, Parent and Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article 6, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including their commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger; provided, however, that no loan agreement or contract for borrowed money shall be repaid, in whole or in part, except as currently required by its terms, and no Contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the approval of Parent.

5.5                                 Notification of Certain Matters.  The Company shall promptly notify Parent of the occurrence or non-occurrence of any fact or event which, to the Knowledge of the Company, has caused or would reasonably likely cause (i) any representation or warranty made by it in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) any covenant, condition or agreement under this Agreement not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the conditions to the obligations of the Company or Parent hereunder. Notwithstanding the foregoing, any such notice shall be deemed to be included in and made part of the Company Disclosure Letter for purposes of the indemnity obligations under this

Agreement.  The Company shall give prompt notice to Parent of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

5.6                                 Stock Option and Other Plans.  At or prior to the Effective Time, the Company shall cancel each outstanding Company Option to purchase Company Common Stock under the Company Option Plans, whether vested or unvested.

5.7                                 Company Warrants.  At or prior to the Effective Time, the Company shall use commercially reasonable efforts to ensure that each Company Warrant shall either be exercised and converted into Company Stock or cancelled and terminated for no consideration and be of no further force or effect

5.8                                 Public Announcements.  Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, or without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that Parent may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by law or by any listing agreement with a national securities exchange or automated quotation system to which Parent or any Affiliate of Parent is a party, if it has attempted to consult with the Company and to obtain the Company’s consent, but has been unable to do so in a timely manner.

5.9                                 Registration.

(a)                                  Parent shall use its commercially reasonable efforts to (i) maintain its eligibility to use Form S-3 or any successor registration form under the Securities Act as subsequently may be adopted by the SEC and (ii) file all reports required for the availability of an exemption for the sale of Parent Common Stock under Rule 144.  Parent, at its cost and expense, shall use its best efforts (A) to prepare and file with the SEC a registration statement with respect to the shares of Parent Common Stock issued as Merger Consideration hereunder (the “Registration Statement”) within one hundred twenty (120) days after the Closing and (B) to cause the Registration Statement to become effective as soon as reasonably practical thereafter, and (C) to maintain the effectiveness of the Registration Statement on a continuous basis pursuant to Rule 415 under the Securities Act until the earlier of (x) the Company Stockholders’ disposition of all such registered shares or (y) the Company Stockholders being able to dispose of all such registered shares pursuant to Rule 144(k).  Without limiting the generality of the foregoing,  Parent shall:

(i)                                     Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(ii)                                  Furnish to Company Stockholders registering shares of Parent Common Stock such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Parent Common Stock owned by them.

(iii)                               Notify each holder of Parent Common Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(iv)                              Cause all such Parent Common Stock registered pursuant hereto to be listed on each securities exchange on which similar securities issued by Parent are then listed.

(v)                                 Provide a transfer agent and registrar for all Parent Common Stock registered pursuant hereto and a CUSIP number for all such Parent Common Stock, in each case not later than the effective date of such registration.

(b)                                 If (1) in the good faith judgment of the Board of Directors of Parent, the filing of a Registration Statement (or permitting such registration statement to become effective) in the near future would be detrimental to the Parent and the Board of Directors of Parent concludes, as a result, that it is in the best interests of Parent to defer the filing of the Registration Statement at such time, and (2) Parent shall furnish to the Company Stockholders a certificate signed by a Responsible Officer of Parent stating that in the good faith judgment of the Board of Directors of Parent, it would be detrimental to Parent for the Registration Statement to be filed (or become effective) in the near future and that it is, therefore, in the best interests of Parent to defer the filing (or effectiveness) of the Registration Statement, then Parent shall have the right to defer such filing (or effectiveness), provided that Parent shall not defer its obligation in this manner for more than an aggregate of one hundred eighty (180) days.  Parent shall bear all of its expenses reasonably incurred in connection with the registration and qualification of the shares registered pursuant to this Section 5.9 and up to $20,000 of expenses reasonably incurred by the Company Stockholders, including one counsel for the Company Stockholders (which counsel shall be selected by the Representative and shall be reasonably acceptable to Parent), and the Company Stockholders shall pay all other fees and expenses of counsel to the Company Stockholders.  Each Company Stockholder shall cooperate with Parent in the preparation, filing and process of securing the effectiveness of the Registration Statement and shall furnish to Parent such information relating to it and such further and supplemental information as may be necessary or as may be reasonably requested by Parent for use in the Registration Statement and any amendments or supplements thereto.  Parent will advise the Company Stockholders in writing of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Parent Common Stock for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose.  In the event that, either before or after the effectiveness of the Registration Statement, any Stockholder shall distribute Merger Shares to its partners, such Company Stockholder shall so advise Parent and provide such information as shall be necessary to permit an amendment to the Registration Statement to provide information with respect to such partners, as selling securityholders.  Promptly following receipt of such information, Parent shall file an appropriate amendment to the Registration Statement reflecting the information so provided; provided, however, that all expenses of Parent resulting from such amendment shall be borne by such Company Stockholder.

(c)                                  With a view to making available to the Company Stockholders the benefits of Rule 144(k) promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Company Stockholder to sell securities of Parent to the public without registration:

(i)                                     make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times so long as Parent remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(ii)                                  file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

(iii)                               furnish to any Company Stockholder, so long as the Company Stockholder owns any Parent Common Stock, forthwith upon request (1) a written statement by Parent that it has complied with the reporting requirements of Commission Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and (3) such other information as may be reasonably requested in availing any Company Stockholder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

(d)                                 To the extent permitted by applicable Law, Parent will indemnify each Company Stockholder, each of its officers, directors, members, managers, trustees and partners, and each person controlling each Company Stockholder within the meaning of Section 15 of the Securities Act, with respect to any registration effected pursuant this Section 5.9, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) made in such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to Parent or the rules and regulations of any applicable stock exchange or quotation system where Parent’s equity securities are listed and relating to action or inaction required of Parent in connection with any such registration, qualification or compliance, and will reimburse each of the Company Stockholders, each of its officers, directors and partners, and each person controlling each of the Company Stockholders, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Parent by any Company Stockholder.

(e)                                  To the extent permitted by applicable Law, each Company Stockholder will indemnify Parent, each of its directors and officers, and each person who controls Parent within the meaning of Section 15 of the Securities Act, each other Company Stockholder and each of their officers, directors, members, managers and partners, and each person controlling such other Company Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made by such Company Stockholder contained in the Registration Statement, or any prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated by such Company Stockholder therein or necessary to make the statements by such Company Stockholder therein not misleading, and will reimburse Parent and each other Company Stockholder, and their respective directors, officers, partners, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

(f)                                    Each party entitled to indemnification under this Section 5.9 (the “Section 5.9 Indemnified Party”) shall give notice to the party required to provide indemnification (the “Section 5.9 Indemnifying Party”) promptly after such Section 5.9 Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Section 5.9 Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Section 5.9 Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Section 5.9 Indemnified Party (whose approval shall not unreasonably be withheld) and the Section 5.9 Indemnified Party may participate in such defense at such party’s expense (unless the Section 5.9 Indemnified Party shall have reasonably concluded that there may exist a material conflict of interest between the Section 5.9 Indemnifying Party and the Section 5.9 Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Section 5.9 Indemnifying Party), and provided further that the failure of any Section 5.9 Indemnified Party to give notice as provided herein shall not relieve the Section 5.9 Indemnifying Party of its obligations hereunder except to the extent that the Section 5.9 Indemnifying Party is materially prejudiced thereby.  No Section 5.9 Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Section 5.9 Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement that does not release such Section 5.9 Indemnified Party from all liability in respect to such claim or litigation.  Each Section 5.9 Indemnified Party shall furnish such information regarding itself or the claim in question and such other support as an Section 5.9 Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(g)                                 If the indemnification provided for in this Section 5.9 is held by a court of competent jurisdiction to be unavailable to a Section 5.9 Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Section 5.9 Indemnifying Party, in lieu of indemnifying such Section 5.9 Indemnified Party hereunder, shall contribute to the amount paid or payable to such Section 5.9 Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Section 5.9 Indemnifying Party on the one hand and of the Section 5.9 Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Section 5.9 Indemnifying Party and of the Section 5.9 Indemnified Party

shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Section 5.9 Indemnifying Party or by the Section 5.9 Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(h)                                 For not more than sixty (60) consecutive days or for a total of not more than one hundred eighty (180) days in any twelve (12) month period, Parent may delay the disclosure of material non-public information concerning Parent, by suspending the use of any prospectus, offering circular or other document (including any related registration statement, notification or the like) prepared in connection with any registration to be effected pursuant this Section 5.9 containing such information, the disclosure of which at the time is not, in the good faith opinion of Parent, in the best interests of Parent (an “Allowed Delay”); provided, that Parent shall promptly (1) notify the Company Stockholders in writing of the existence of material non-public information giving rise to an Allowed Delay, (2) advise the Company Stockholders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(i)                                     The rights of any Company Stockholder under this Section 5.9 with respect to shares of Parent Common Stock issued pursuant to this Agreement may be assigned by such Company Stockholder in connection with any Permitted Transfer of such Parent Common Stock.

5.10                           Financial Statements.  If requested by Parent, the Company shall take all reasonable actions necessary to assist Parent in preparing a pro forma consolidated balance sheet and pro forma consolidated statements of income in compliance with, and for the periods required by, the rules and regulations promulgated by the Commission, including Regulation S-X under the Securities Act.

5.11                           Employee and Employee Benefits Matters.  In addition to any obligations imposed by applicable Laws and the terms of any employment agreements and Employee Benefit Plans, Parent will, or will cause the Surviving Corporation, to: (a) continue to employ those employees of the Company who were employed on the date prior to the Closing Date (the “Continuing Employees”) at the same wage level as in effect thereon; (b) provide the Continuing Employees with employee benefits, including medical, dental, disability, and 401(k) plan benefits, substantially similar in the aggregate to those provided by the Company as of the Closing Date; and (c) treat the service of the Continuing Employees with the Company prior to the Closing Date as service with the Surviving Corporation and its Affiliates for eligibility and vesting purposes (but not for purposes of benefit accrual) under the employee benefit plans, programs policies and arrangements of the Surviving Corporation and its Affiliates.  Subject to the terms of any written employment agreements set forth on Schedule 3.10(a), any Employee Benefit Plans, and applicable Laws, nothing contained in this Section 5.11 will preclude Parent or the Surviving Corporation from changing the terms and conditions or terminating the employment of any Continuing Employee, or from amending or terminating any Employee

Benefit Plan; provided, however, that the Surviving Corporation shall bear all costs incurred as a result of any such change, amendment, or termination.

5.12                           NASDAQ Listing.  Upon the effectiveness of the Registration Statement pursuant to Section 5.9, Parent shall cause the shares of Parent Common Stock issuable pursuant to this Agreement to be listed for quotation on the Nasdaq National Market under applicable law.

5.13                           Satisfaction of Company Obligations.  After the Effective Time, Parent or Sub shall pay up to $20,000 of the reasonable fees and costs owed by the Company to external legal counsel and any other advisor to or broker or finder for the Company and the Company Stockholders incurred in connection with this Agreement and the transaction contemplated hereby by wire transfer to an account designated by such counsel and other advisors (the “Company Transaction Expenses”).  Except as provided in this Section 5.13, the Company Stockholders share bear all Company Transaction Expenses and any amount by which the Company Transaction Expenses exceed $20,000 (the “Excess Company Transaction Expenses”) shall reduce the number of shares included in the Closing Stock Consideration or, following the Closing, the Escrow Fund, by an amount equal to the amount of the Excess Company Transaction Expenses divided by the Market Price.

5.14                           Acquisition Proposals.

(a)                                  From and after the date of this Agreement until the earlier to occur of the Closing or termination of this Agreement pursuant to its terms, the Company will not, and the Company will instruct its directors, officers, and employees not to, directly or indirectly (i) solicit, initiate, entertain or encourage submission of any Acquisition Proposal by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company ((i) and (ii) are collectively referred to as “Alternative Efforts”).  For purposes of this Agreement, an “Acquisition Proposal” means any proposal or offer relating to (1) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than licenses granted by the Company in the ordinary course of business), (2) dissolution of the Company, or (3) sales by the Company of any capital stock (including by way of a tender offer or an exchange offer) or rights thereto or debt instruments of the Company.  The Company will promptly (x) notify Parent if, after the date of this Agreement, either the Company receives any written proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (y) notify Parent of the significant terms and conditions of any such Acquisition Proposal.  In addition, from and after the date of this Agreement until the Closing the Company will not, and will instruct its directors, officers, and employees not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group other than Parent.

(b)                                 Notwithstanding Section 5.14(a) above, if a Superior Acquisition Proposal is made to the Company and not withdrawn and the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that, in light of such Superior Acquisition Proposal, it is necessary to conduct Alternative Efforts with respect to the person or group making the Superior Acquisition Proposal in order to fulfill its fiduciary duties to the Company Stockholders under applicable Law, the Board of Directors of the Company shall conduct such Alternative Efforts following receipt of the Superior Acquisition Proposal, but only after the fifth Business Day following Parent’s receipt of written notice advising Parent that the Board of Directors of the Company intends to conduct such Alternative Efforts.  During such five-day period, if requested by Parent, the Company and its advisors shall negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement so that as adjusted the proposal of Parent would be superior to the Superior Acquisition Proposal, in light of all of the facts and circumstances, so that in the reasonable judgment of the Board of Directors of the Company the Board of Directors would recommend that the Company proceed with the transactions proposed by Parent on such adjusted terms. For purposes of this Agreement, “Superior Acquisition Proposal” shall mean an unsolicited, bona fide offer made by a third party to consummate any of the following transactions: (x) a sale or other disposition by the Company of all or substantially all of its assets or (y) the acquisition by any person or group (including by merger, exchange offer or issuance by the Company) directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of Company Stock, on terms that the Board of Directors of the Company determines in good faith to be more favorable to the Company Stockholders than the terms of the Merger; provided, however, that any such offer may be deemed to be a Superior Acquisition Proposal only if any financing required to consummate such transaction contemplated by such offer is committed.

5.15                           Post-Closing Merger.  Neither Parent nor the Surviving Corporation shall cause or permit (a) the Surviving Corporation to merge or consolidate with the Surviving Corporation’s parent company or (b) the Surviving Corporation’s parent company to merge with Parent, in each case, for a period of one year following the Closing.

5.16                           Severance Payments.  If and to the extent permitted by Silicon Valley Bank under its credit facility with the Company, at or immediately following the Effective Time, the Parent shall cause the Surviving Corporation to pay the severance and bonus payments due to David Simbari ($554,658), Kevin Hart ($260,933) and Peter Harker ($138,955), plus applicable Company payroll taxes.  In addition, the termination of Mr. Simbari’s employment with the Company in connection with the Merger shall be deemed an involuntary termination, and following the Effective Time, the Company shall provide Mr. Simbari with the benefits set forth in Section 5 of his employment agreement with the Company.

ARTICLE 6

CONDITIONS PRECEDENT

6.1                                 Conditions Precedent to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

(a)                                  Injunction.  No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

(b)                                 Statutes.  No federal, state or foreign statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal.

(c)                                  Execution of Escrow Agreement.  The Escrow Agent shall have executed the Escrow Agreement and delivered it to Parent and the Company.

(d)                                 Approval of Company Stockholders.  This Agreement shall have been adopted and approved by the Company Stockholders in the manner required by the DGCL.

6.2                                 Additional Conditions to Obligations of the Company.  The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)                                  Representations and Warranties.  The representations and warranties of Parent and Sub contained in this Agreement, the other Transaction Documents and all other documents delivered pursuant hereto or thereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date except for representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) and except to the extent that such representations and warranties contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects.  The Company shall have received a certificate with respect to each of the foregoing signed on behalf of Parent by a duly authorized officer of Parent.

(b)                                 Agreements and Covenants.  Parent and Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

(c)                                  Legal Opinion.  The Company’s Stockholders shall have received a legal opinion from Parent’s external legal counsel in form and substance reasonably satisfactory to the Representative with respect to the matters set forth in Exhibit C.

(d)                                 Escrow Agreement.  The Representative shall have received the Escrow Agreement duly executed by Parent.

(e)                                  Secretary’s Certificate.  Parent shall have delivered to the Representative a copy of (i) the text of the resolutions adopted by the Boards of Directors of Parent and Sub authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by this Agreement, (ii) the text of the resolutions adopted by the stockholder of Sub approving and adopting the Merger, this Agreement and the transactions contemplated hereby and (iii) the Certificate of Incorporation and Bylaws of Parent and Sub, along with a certificate executed on behalf of Parent and Sub by their respective corporate secretaries certifying to the Representative that such copies are true, correct and complete copies of such resolutions, Certificate of Incorporation and Bylaws, respectively, and that such resolutions, Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded.

(f)                                    No Material Adverse Effect.  Since the date of this Agreement, there shall not have been any circumstance, event or occurrence that, individually, or in the aggregate, has resulted, or could be reasonably expected to result, in a Material Adverse Effect with respect to Parent.  The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by a duly authorized officer of Parent.

6.3                                 Additional Conditions to the Obligations of Parent and Sub.  The obligations of Parent and Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)                                  Representations and Warranties.  The representations and warranties of the Company contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) and except to the extent that such representations and warranties contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects.  Parent shall have received a certificate with respect to each of the foregoing signed on behalf of the Company by a duly authorized officer of the Company.

(b)                                 Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

(c)                                  Fees.  Parent shall have received invoices for all Professional Fees incurred by the Company, and, effective upon payment of such fees, a full release from the obligees of such indebtedness or fees and in form and substance satisfactory to Parent, accompanied by a certificate signed on behalf of the Company by a duly authorized officer of the Company certifying the amount of Excess Professional Fees as of the Closing Date (the “Fee Certificate”).

(d)                                 No Material Adverse Effect.  Since the date of this Agreement, there shall not have been any circumstance, event or occurrence that, individually, or in the aggregate, has resulted, or would be reasonably expected to result, in a Material Adverse Effect with respect to the Company.  Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by a duly authorized officer of the Company.

(e)                                  Secretary’s Certificate.  The Company shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, and the consummation of all of the transactions contemplated by this Agreement, (ii) the text of the resolutions adopted by the stockholders of the Company approving and adopting the Merger, this Agreement and the transactions contemplated hereby and (iii) the Certificate of Incorporation and Bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that (1) such copies are true, correct and complete copies of such resolutions, Certificate of Incorporation and Bylaws, respectively, and that such resolutions, Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded and (2) that the Company Stockholders have approved and adopted the Merger, this Agreement and the transactions contemplated hereby.

(f)                                    Legal Opinion.  Parent and Sub shall have received a legal opinion from the Company’s external legal counsel in form and substance reasonably satisfactory to Parent with respect to the matters set forth in Exhibit C.

(g)                                 Escrow Agreement.  Parent shall have received the Escrow Agreement duly executed by the Representative.

(h)                                 Third Party Consents.  The Company shall have delivered to Parent all necessary consents, waivers and approvals of (i) any Governmental Entity and (ii) those parties to the Contracts set forth on Schedule 6.3(h).

(i)                                     Cancellation of Certain Agreements.  The Company shall have delivered evidence satisfactory to Parent of the cancellation of (i) the Fourth Amended and Restated Stockholders’ Agreement by and among the Company and certain stockholders dated September 2, 2003, (ii) the Third Amended and Restated Registration Rights Agreement by and among the Company and certain stockholders dated March 11, 2002, as amended by Amendment No. 1 thereto dated February 18, 2004 and (iii) all other similar agreements as reasonably requested by Parent.

(j)                                     Certificate of Good Standing.  Parent shall have received a long-form certificate of good standing with respect to the Company, dated within three days prior to Closing, from the Secretary of State of the State of Delaware.

(k)                                  Cancellation of all Company Options. Parent shall have delivered evidence satisfactory to Parent of the exercise or cancellation of all Company Options to purchase Company Common Stock or Company Series H Preferred Stock.

(l)                                     Stockholders Approval.  At least ninety-three percent (93%) of the aggregate shares of Company Series H Preferred Stock and Series I Preferred Stock shall have approved and consent to this Agreement and the Merger.

(m)                               Stockholders’ Questionnaires.  Parent shall have received from Company Stockholders holding at least ninety-three percent (93%) of the aggregate Company Series H Preferred Stock and Series I Preferred Stock a Letter of Transmittal, Release, Waiver of Notice, Stockholders Consent and Accredited Investor’s Questionnaire in the form of Exhibit D attached hereto indicating that as of the Effective Time such holder is an Accredited Investor.

(n)                                 Non-USRPHC Certificate.  The Company shall furnish to Parent on or before the Closing Date a certificate stating that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(o)                                 Additional Documents.  The Company shall have delivered such other documents as Parent shall have reasonably requested.

ARTICLE 7

TERMINATION AND ABANDONMENT

7.1                                 Termination.  Except as provided in Section 7.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)                                  by mutual consent of the Company and Parent;

(b)                                 by Parent or the Company if: (i) the Closing has not occurred before 5:00 p.m. (Central time) on February 11, 2005 (the “End Date”); provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to the party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the initial failure of the Closing to occur on or before such date; and provided, further, that in the event that a party has given written notice to the other party pursuant to Section 7.1(c) or (d) of an inaccuracy in the other party’s representations or warranties or breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which inaccuracy or breach is curable as provided in Section 7.1(c) or (d), then the End Date shall be deemed extended for so long as the other party continues to exercise its commercially reasonable efforts to cure such inaccuracy or breach, but in any event no longer than February 18, 2005; (ii) there shall be a final nonappealable Law promulgated or issued by a Governmental Entity court in effect preventing consummation of the Merger; or (iii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

(c)                                  by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any material representation or warranty of the Company shall have become untrue in any material respect, provided that Parent shall provide written notice to the Company of such inaccuracy in the Company’s representations and warranties or breach by the Company and if such inaccuracy or breach is curable by the Company within fifteen (15) days through the exercise of its commercially reasonable efforts, then for so long as the Company continues to exercise such efforts, Parent may not terminate this Agreement under this Section 7.1(c) unless such breach is not cured within fifteen (15) days (it being understood that Parent may not terminate this

Agreement pursuant to this Section 7.1(c) if it or Sub shall have at such time independently materially breached this Agreement); and

(d)                                 by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement, or if any material representation or warranty of Parent or Sub shall have become untrue in any material respect, provided, that the Company shall provide written notice to the Parent of such inaccuracy in Parent’s or Sub’s representations and warranties or breach by Parent or Sub and if such inaccuracy or breach is curable by Parent or Sub, respectively, within fifteen (15) days through the exercise of its commercially reasonable efforts, then for so long as Parent or Sub continues to exercise such efforts, the Company may not terminate this agreement under this Section 7.1(d) unless such breach is not cured within fifteen (15) days (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have at such time independently materially breached this Agreement); and

(e)                                  by the Company or Parent by written notice to the other, if the Company accepts a Superior Acquisition Proposal.

7.2                                 Effect of Termination.

(a)                                  In the event of termination of this Agreement by either the Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 7.2 which shall survive the termination of this Agreement), and, except as provided in this Section 7.2, there shall be no liability on the part of Parent, Sub or the Company, or any of their respective directors, officers, employees or stockholders, to one another.

(b)                                 If this Agreement is terminated by Parent (a) pursuant to Section 7.1(b) as a result of a failure of a condition precedent to Closing set forth in Section 6.3 that was in the Company’s sole control to accomplish before the respective date set forth in Section 7.1(b) (b) pursuant to Section 7.1(c), or (c) pursuant to Section 7.1(e); then the Company shall pay Parent a break-up fee of $250,000; and provided, further, that if this Agreement is terminated by the Company pursuant to Section 7.1(d), then Parent shall pay the Company a break-up fee of $250,000.  In addition, if this Agreement is terminated for any reason other than pursuant to Section 7.1(d) and the Company enters into a competing transaction with any party (other than Parent or any of its affiliates) for the sale of all or substantially all the assets or stock of the Company (including by merger of the Company with or into any other entity) on or before 5:00 P.M., Central Standard Time, on March 30, 2005, and such transaction is closed on or before January 5, 2006, at such closing the Company shall pay to Parent a break-up fee of $250,000 if such a fee has not already been paid pursuant to this Section 7.2(b).

(c)                                  If this Agreement is terminated for any reason, until January 5, 2006, neither Parent nor Sub shall, with respect to employees of the Company and its Subsidiaries, and the Company, with respect to employees of Parent, Sub and their Subsidiaries, shall not, without the prior written consent of the other Party, directly or indirectly solicit for employment or employ any person who is employed by such other Party or any of its Subsidiaries as of the effective date of termination.  The foregoing will not apply to individuals solicited or hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual) or as a result of the use of a general solicitation not specifically directed to employees of any other Party.

ARTICLE 8

THE REPRESENTATIVE

8.1                                 Representative of the Company Stockholders; Power of Attorney.

(a)                                  The Company hereby appoints, and the approval and adoption of this Agreement by the Company Stockholders shall constitute the Company Stockholders’ ratification of such appointment, the Representative as agent and attorney-in-fact for the Company and each Company Stockholder, for and on behalf of such Stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing.  The Representative shall furnish on behalf of the Company Stockholders such certificates and other documents as may from time to time be requested by the Escrow Agent.  The Representative may be changed by the Company Stockholders, by vote or consent of an aggregate of two-thirds in interest of the Escrow Fund from time to time upon not less than thirty (30) days’ prior written notice to Parent.  Any vacancy in the position of Representative may be filled by approval of the Company Stockholders holding a majority in interest of the Escrow Fund.  No bond shall be required of the Representative, and the Representative shall not receive compensation for its services.  Notices or communications to or from the Representative shall constitute notice to or from each of the Company stockholders.

(b)                                 The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment.  The Company Stockholders having an interest in the Escrow Fund shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or intentional misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

(c)                                  In order to induce the Representative to act in such capacity, the Representative:

(i)                                     shall not be under any duty to give greater consideration to the interest of any Company Stockholder(s) than to that of any other such Person(s);

(ii)                                  may act in reliance upon any statement (oral or written), instrument or signature believed by the Representative to be genuine and may assume that any such statement, instrument or signature purportedly given by any Company Stockholder in connection with this Agreement has been given by such Company Stockholder;

(iii)                               shall not be liable to the Company Stockholders for any mistake of fact or error in judgment or for any acts of omission of any kind unless by the Representative’s own gross negligence, bad faith or willful misconduct;

(iv)                              shall not be required to make any representation as to the validity, value or genuineness of any document or instrument held by the Representative or delivered by the Representative;

(v)                                 shall not be obligated to risk its own funds in the course of performing as Representative; and

(vi)                              shall not have any duties or responsibilities except those expressly set forth in this Agreement or any Transaction Document to which the Representative is a party and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Representative.

8.2                                 Actions of the Representative.  A decision, act, consent or instruction of the Representative, including, but not limited to, an amendment, extension or waiver of this Agreement, shall constitute a decision of all the Company Stockholders, as the case may be, and shall be final, binding and conclusive upon each of such Company Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Company Stockholder.  The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

ARTICLE 9

INDEMNIFICATION

9.1                                 Survival.  The representations and warranties of the parties contained in this Agreement (including without limitation obligations with respect to indemnification under this Article 9), the other Transaction Documents and in any certificate delivered pursuant hereto or thereto, shall survive the Closing until the date that is fifteen (15) months after the Closing Date; provided, that if an Indemnified Party delivers, within such survival period, a Claim Notice, then such representation and warranty shall survive with respect to the Claim specified in the Claim Notice through the date such Claim is conclusively resolved

9.2                                 Indemnification.

(a)                                  By the Company and the Company Stockholders.  Subject to Section 9.6, prior to the Effective Time, the Company, and on and after the Effective Time, the Company Stockholders, severally and pro rata based upon each Company Stockholder’s proportionate share of the aggregate Merger Consideration received by them, shall indemnify, defend and hold harmless Parent and Sub and their respective directors, officers and other employees (solely in such capacities and not with respect to any equity securities of Parent held by them), agents, advisors, successors and assigns (“Parent Indemnitees”) from and against any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including without limitation reasonable attorneys’ fees incurred in connection with the investigation, defense and/or prosecution thereof) (“Losses”) to the extent such Losses arise out of the circumstances described in clauses (i) through (v) below; provided, however, that in the case of indemnification pursuant to clause (ii) below, the indemnification obligation shall be borne solely by the breaching Company Stockholder, and in the case of fraud, the indemnification obligation shall be borne first by the defrauding Company Stockholder and thereafter, if necessary, by the remaining Company Stockholders severally and pro rata:

(i)                                     any breach of any representation or warranty made by the Company herein or in any document delivered pursuant to this Agreement;

(ii)                                  any breach of any representation or warranty made by a Company Stockholder in a letter of transmittal delivered by such Company Stockholder in accordance with Section 2.4(b)(i) or a stockholders’ questionnaire delivered by such Company Stockholder in accordance with Section 6.3(n) or any other document delivered by a Company Stockholder, in his, her or its capacity as a Company Stockholder, pursuant to this Agreement in connection with the transaction contemplated hereby;

(iii)                               any failure of the Company to perform or comply with any of the Company’s obligations under any Transaction Document;

(iv)                              any “excess parachute payment,” as such term is defined in Section 280G of the Code, determined without regard to any payments resulting from plans, programs, or arrangements entered into between any officer, director, or stockholder of the Company and Parent, Sub or, after the Effective Time, the Surviving Corporation; and

(v)                                 any claims by any holder of any capital stock of the Company, or any option or warrant to purchase any capital stock of the Company, with respect to the sufficiency and/or allocation of the Merger Consideration, including any claims by Dissenting Stockholders.

(b)                                 By Parent.  Subject to Section 9.6, Parent and Sub, jointly and severally, shall indemnify, defend and hold harmless the Company and its respective current and (following the Effective Time) former stockholders (including, without limitation, the Company Stockholders), directors, officers and other employees, agents, advisors, successors and assigns (the “Company Indemnitees”) from and against any and all Losses to the extent such Losses are based upon, arise out of or relate to:

(i)                                     any breach of any representation or warranty made by Parent or Sub herein or in any certificate delivered pursuant to this Agreement; and

(ii)                                  any failure by either Parent or Sub to perform or comply with any of its obligations under any Transaction Document.

9.3                                 Indemnification Procedure.

(a)                                  Within a reasonable period of time after the incurrence of any Losses by any Person entitled to indemnification pursuant to Section 9.2 (an “Indemnified Party”), including any legal proceeding or any claim by a third party described in Section 9.5 which might give rise to indemnification hereunder, such Indemnified Party (and in the case of any Company Stockholder, the Representative) shall provide notice in writing (“Claim Notice”) of such claim (a “Claim”) to the party from which indemnification is sought (the “Indemnifying Party”) and, in the case of a claim made by a Parent Indemnitee, to the Escrow Agent; provided that in the case of any Company Stockholder as the Indemnifying Party, the Claim Notice shall be provided to the Representative; provided, further, that after the Escrow Fund is exhausted or no longer available to satisfy Claims pursuant to the indemnification provided for in Section 9.2(a), as limited by Section 9.6, any Parent Indemnitee shall provide the Claim Notice solely to the Representative.  The Claim Notice shall set forth in reasonable detail the nature of the Claim for which indemnification is sought, the factual basis of such Claim and a good faith estimate of the dollar value of the Losses for which indemnification is sought.  No such estimate shall have any effect on the extent to which the Indemnifying Parties shall have an obligation to indemnify an Indemnified Party.  All Claims made against and paid out of the Escrow Fund to the Parent Indemnitees shall be made and paid in accordance herewith and with the terms of the Escrow Agreement.

(b)                                 In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice, the Indemnifying Party shall, within forty-five (45) days after receipt by the Indemnifying Party of such Claim Notice, deliver to the Indemnified Party a notice to such effect (an “Objection Notice”), and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such Objection Notice, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims to which the Indemnifying Party shall have so objected.  If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such Claims, the Indemnified Party, and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement.  Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction.  The party which receives a final, non-appealable judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant’s fees or expenses by the other party.

(c)                                  Claims for Losses specified in any Claim Notice to which an Indemnifying Party shall not object in writing within forty-five (45) days of receipt of such Claim Notice, Claims covered by a memorandum of agreement of the nature described in Section 9.3(b), Claims the validity and amount of which have been the subject of judicial determination as described in Section 9.3(b), are hereinafter referred to, collectively, as “Resolved Claims”.  While the Escrow Fund remains available to satisfy Claims pursuant to the indemnification provided for in Section 9.2(a), as limited by Section 9.6, promptly after a claim becoming a Resolved Claim Parent and the Representative shall prepare and deliver to the Escrow Agent joint written instructions stating the Claim has become a Resolved Claim and the amount of the Loss related thereto.

9.4                                 Payment of Claims.

(a)                                  Whenever a Claim becomes a Resolved Claim in favor of any Company Indemnitees or, whenever a Claim becomes a Resolved Claim in favor of any Parent Indemnitees after the Escrow Fund is exhausted or no longer available to satisfy Claims pursuant to the indemnification provided for in Section 9.2(a), then within ten (10) days of the determination of the amount of any Resolved Claims, the Indemnifying Party shall, subject to Section 9.6, pay to the Indemnified Party an amount equal to the Resolved Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) business days prior to such payment.

(b)                                 While the Escrow Fund remains available to satisfy Claims pursuant to Section 9.2, as limited by Section 9.6, Parent shall satisfy the Resolved Claim from proportionately from the Stock Escrow Fund and the Cash Escrow Fund in accordance with the terms of the Escrow Agreement.

9.5                                 Third Party Claims.  If a claim by a third party is made against any Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article 9, such Indemnified Party shall promptly notify the Indemnifying Party of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.  The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof and the Indemnified Party shall cooperate with it in connection therewith; provided, that (a) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (b) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom.  So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim.  Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement.  If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.  The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article 9 and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.  The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

9.6                                 Limitations of Liability.

(a)                                  Deductible and Limits on Liability

(i)                                     No amount shall be payable by an Indemnifying Party (or if such Indemnifying Party is the Company Stockholders, all of the Company Stockholders collectively) to an Indemnified Party (which shall include the Parent Indemnitees in the case of Section 9.7) with respect to any claims for indemnification pursuant to Section 9.2(a) or 9.7 unless and until the aggregate amount of such claims required to be indemnified by the Indemnifying Party pursuant hereto exceeds fifty thousand dollars ($50,000), in which case the Indemnifying Party shall be liable to the Indemnified Party for the full amount of all indemnified claims, subject to the other provisions of this Section 9.6.

(ii)                                  Subject to the following sentence, in the event the Parent Indemnitees are entitled to indemnification for Losses under Sections 9.2(a) or 9.7, the aggregate liability of the Company and the Company Stockholders to the Parent Indemnitees shall not exceed the aggregate Merger Consideration.  Except with respect to Losses arising out of a breach by the Company of its representations and warranties in Section 3.3 or by any Company Stockholder in a letter of transmittal delivered by such Company Stockholder in accordance with Section 2.4(b)(i) with respect to such Company Stockholder’s ownership of any Company Stock (“Ownership Representations”), recourse to the Escrow Fund shall provide the sole and exclusive remedies for Claims for indemnification for Losses under Sections 9.2(a) or 9.7; provided, that indemnification for any such Losses incurred by Parent, Sub or any Parent Indemnitee as a result of fraud or a breach of Ownership Representations may exceed the Escrow Fund; provided, further, that any Company Stockholder’s individual liability with respect to any specific Loss shall not exceed such Company Stockholder’s pro rata share (determined by comparing the Merger Consideration received by such Company Stockholder to the Total Merger Consideration Value) of such Loss unless the Loss relates to a breach of the Ownership Representation by such Company Stockholder, in which case such Company Stockholder’s individual liability shall be limited to the Merger Consideration received by such Company Stockholder.

(b)                                 Duty to Mitigate Losses.  Nothing herein shall be deemed to relieve any Indemnified Party hereto from any duty to mitigate any Losses under applicable law.

(c)                                  No Double Recovery.  No Indemnified Party shall be entitled to be indemnified more than once under this Agreement for the same claim.

(d)                                 Net Damages.  Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by an Indemnified Party under Section 9.2 shall be calculated after giving effect to any proceeds, benefits or recoveries obtained by the Indemnified Party (or any of its Affiliates) from any other third party, including any proceeds from insurance policies covering the event or claim giving rise to the indemnification obligation (but net of any increase in insurance premiums as a result of the event or claim giving rise to the indemnification obligation ).

9.7                                 Indemnification for Taxes.

(a)                                  Notwithstanding any provision to the contrary contained in this Agreement, Company Stockholders agree to indemnify, defend and hold harmless the Parent Indemnitees on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.12 (Taxes) of this Agreement to be true and correct as of the Closing Date; (ii) all Taxes imposed on or asserted against the properties, income or operations of the Company or its Subsidiaries, or for which the Company or any of its Subsidiaries may otherwise be liable, for all Pre-Closing Periods to the extent such Taxes are not reflected in the Company Financial Statements; (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group (“Group”) of which Company or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date imposed on the Company or any of its Subsidiaries as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law.

(b)                                 In the case of any taxable period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company and its Subsidiaries for the Pre-Closing Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company and its Subsidiaries that relate to the Pre-Closing Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)                                  Parent shall prepare or cause to be prepared and file or cause to be filed all Returns for the Company and its Subsidiaries that are filed after the Closing Date.  Any such Returns that include periods beginning prior to the Closing Date shall be prepared, to the extent permitted by applicable law, on a basis consistent with the last previous such Returns, unless there is no reasonable basis for such position.  Parent shall permit Representative to review and comment on each such Return prior to filing and shall make such revisions to such Returns as are reasonably requested by Representative.

9.8                                 Exclusive Remedy.  Following the Closing, the rights of any Indemnified Party under Article IX, including the rights of the Parent Indemnitees under Section 9.7 shall be the exclusive remedy of such Indemnified Party with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of another Party contained in this Agreement, any other Transaction Document, any exhibit or schedule hereto or thereto or any certificate or writing delivered in connection therewith or in any other manner relating to the transactions contemplated hereby or thereby, regardless of the cause of action, except in the case of fraud, in which case, the foregoing limitation shall not apply.  Except as set forth in this Agreement or in any document delivered pursuant to this Agreement or a stockholder’s questionnaire delivered by a Company Stockholder in accordance with Section 6.3(m), no Party nor any of their representatives or Affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this Agreement.

9.9                                 Characterization of Indemnity Payments.  Any indemnity payments made pursuant to this Article IX shall be treated as an adjustment to the Merger Consideration to the maximum extent possible.

ARTICLE 10

MISCELLANEOUS

10.1                           Fees and Expenses.  Except as provided in Section 5.13, each Party will bear its respective expenses and fees and expenses of its third-party accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement, the due diligence performed with respect thereto and the transactions contemplated hereby (the “Professional Fees”).

10.2                           Representations and Warranties.  Parent acknowledges that except as set forth herein or in the other Transaction Documents and in any certificates or other documents delivered prior to or at the Closing, the Company is not making any other representations and warranties and such representations and warranties are the only representations and warranties on which Parent has in making its investment hereunder.

10.3                           Extension; Waiver.  At any time prior to the Effective Time, the Parties, by action taken by or on behalf of the Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

10.4                           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

(a)	if to the Representative, to him at:

David Simbari
7 Flanders Lane

Cortlant Manor, New York 10567
Fax: (914) 769-8886
Tel.: (914) 671-8660 (call prior to sending facsimile)

with a copy (which shall not constitute notice) to:

Mayer, Brown, Rowe & Maw LLP
Two Palo Alto Square, Suite 300
Palo Alto, CA 94306
Attention: Martin J. Collins
Fax: (650) 331-2060

(b)	if to either Parent or Sub, to it at:

Click Commerce, Inc.
200 E. Randolph St., 49th Floor
Chicago, IL 60601
Attention: General Counsel
Fax: (312) 482-8557

with a copy (which shall not constitute notice) to:

McDermott, Will & Emery LLP
227 West Monroe Street
Chicago, IL 60606
Attention: Mark A. Harris
Fax: (312) 984-3669

or to such other Person or address as any Party shall specify by notice in writing to each of the other parties.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third (3rd) Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

10.5                           Entire Agreement.  This Agreement and the other Transaction Documents contain the entire understanding of the Parties with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto, including the Term Sheet dated January 5, 2004, executed by Parent and the Company, but excluding the Confidentiality Agreement.

10.6                           Binding Effect; Benefit; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties and, with respect to the provisions of Article 9, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof and with respect to the provisions of Sections 2.4(e) and 2.5 and Articles 8 and 9, shall be binding upon the Company Stockholders to the extent provided therein.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of each of the other Parties, except that

Sub may assign and transfer its right and obligations hereunder to any of its Affiliates.  Except as provided in the first sentence of this Section 10.6, nothing in this Agreement, expressed or implied, is intended to confer on any Person (including any current or former employees of the Company), other than the Parties, any rights or remedies.

10.7                           Amendment and Modification.  Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the Parties in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action authorized by the respective Boards of Directors of Parent, Sub and the Company or, in the case of Parent or Sub, by the respective officers authorized by their respective Board of Directors; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

10.8                           Further Actions.  Each of the Parties agrees that, subject to its legal obligations, it shall use its commercially reasonable efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

10.9                           Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

10.10                     Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

10.11                     Facsimile Signatures.  Any signature page delivered pursuant to this Agreement or any other document related hereto via facsimile shall be binding to the same extent as an original signature.  Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party that requests it.

10.12                     Applicable Law; Waiver of Jury Trial.

(a)                                  This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to conflict of law principles.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11(b).

10.13                     Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein

10.14                     Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

*   *   *   *   *

IN WITNESS WHEREOF, each of Parent, Sub, the Company and the Representative have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

OPTUM, INC.

By	/s/ David Simbari
Name: David Simbari
Title: Chairman and CEO

OPT ACQUISITION INC.

By	/s/ Michael W. Nelson
Name: Michael W. Nelson
Title: Vice President and Treasurer

CLICK COMMERCE, INC.

By	/s/ Michael W. Ferro, Jr.
Name: Michael W. Ferro, Jr.
Title: Chief Executive Officer

REPRESENTATIVE

By	/s/ David Simbari
David Simbari